Exhibit 10.2

Second Amendment to Credit Agreement and Guaranty

This Second Amendment to Credit Agreement and Guaranty (herein, this “Agreement”) is entered into as of August 4, 2023 (the “Second Amendment Effective Date”), by and among Biodesix, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto constituting Majority Lenders and Perceptive Credit Holdings IV, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals:

A. The Lenders have extended credit to the Borrower on the terms and conditions set forth in that certain Credit Agreement and Guaranty, dated as of November 16, 2022 (as amended pursuant to that certain First Amendment to Credit Agreement and Guaranty, dated as of May 10, 2023, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”).

B. The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement.

C. The parties hereto agree to amend the Existing Credit Agreement pursuant to the terms of this Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Defined Terms. The parties hereto acknowledge that the Recitals set forth above are true and correct in all material respects. The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference. All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

2. Second Amendment to Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 5 hereof, the Borrower, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement is hereby amended to incorporate the changes reflected in the pages of Annex A hereto.

3. Acknowledgement of Liens. The Borrower hereby acknowledges and agrees that the Obligations owing to the Administrative Agent and the Lenders arising out of or in any manner relating to the Loan Documents shall continue to be secured by the Liens granted as security therefor in the Loan Documents, to the extent provided for in the Loan Documents heretofore executed and delivered by the Borrower; and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

4. Representations And Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(A) After giving effect to this Agreement, the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered by, the Borrower.

(C) No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Agreement.

5. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(A) The Agent and the Lenders shall have received executed counterparts of this Agreement and the Second Amended and Restated Fee Letter, dated as of the date hereof, in each case, duly executed and delivered by the Borrower.

(B) The Administrative Agent and the Lenders shall have received (i) certified copies of the Organizational Documents of the Borrower (or certification of no change thereto since the Closing Date) and of resolutions of the Board (or similar governing body or committee of the board of directors, as applicable) of the Borrower approving and authorizing the execution, delivery and performance of this Agreement, certified as of the Second Amendment Effective Date by a Responsible Officer of the Borrower as being in full force and effect without modification or amendment and (ii) a good standing certificate and/or compliance certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, dated a recent date prior to the Second Amendment Effective Date.

6. Reference to and Effect on the Loan Documents; No Novation.

(A) This Agreement constitutes a Loan Document. On and after the date hereof, words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Agreement.

(B) Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(C) Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of the Loan Parties thereunder and the rights and benefits of the Administrative Agent and the Lenders thereunder remain in full force and effect. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Loan Parties agree to comply with all of the terms, conditions, and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement entered into in accordance with Section 13.04 of the Credit Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7. Headings. The headings in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8. Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9. Incorporation of Sections 13.10 and 13.11 of the Credit Agreement. The provisions set forth in Sections 13.10 (Jurisdiction, Service of Process and Venue) and 13.11 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Agreement in all respects.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic transmission (in PDF format) or DocuSign shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

12. Binding Effect. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Biodesix, Inc., as Borrower

By: /s/ Robin Harper Cowie

Name: Robin Harper Cowie

Title: Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement and Guaranty]

PERCEPTIVE CREDIT HOLDINGS IV, LP,

as Agent and Lender

By: Perceptive Credit Opportunities GP, LLC, its general partner

By: /s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By: /s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager

[Signature Page to Second Amendment to Credit Agreement and Guaranty]

ANNEX A

Conformed Credit Agreement

(Second Amendment)

See attached.

Credit Agreement and Guaranty

dated as of

November 16, 2022

among

Biodesix, Inc.,
as the Borrower,

The Guarantors from Time to Time Party hereto,

as Guarantors,

The Lenders from Time to Time Party hereto,

as Lenders,

and

Perceptive Credit Holdings IV, LP,

as the Administrative Agent and as a Lender

$50,000,000

Table of Contents

Section Heading Page

Schedules:

Schedule 1 — Commitments and Warrant Shares

Schedule 2 — Notice Addresses

Schedule 3 — Products

Schedule 7.05(b) — Obligor Intellectual Property

Schedule 7.12 — Subsidiaries

Schedule 7.13A — Existing Indebtedness

Schedule 7.13B — Existing Liens

Schedule 7.14 — Material Agreements

Schedule 7.15 — Restrictive Agreements

Schedule 7.16 — Real Property

Schedule 7.17 — Pension Matters

Schedule 7.19(a) — Required Regulatory Approvals and Permits

Schedule 7.19(b) — Regulatory Approvals

Schedule 7.19(e) — Regulatory Authority Notices

Schedule 7.20 — Capitalization

Schedule 7.22 — Broker’s Fee

Schedule 7.26 — Royalty and Other Payments

Schedule 8.18 — Post-Funding Obligations

Schedule 9.05 — Existing Investments

Schedule 9.10 — Transactions with Affiliates

Exhibits:

Exhibit A — Form of Guarantee Assumption Agreement

Exhibit B — Form of Borrowing Notice

Exhibit C — Form of Note

Exhibit D — Form of U.S. Tax Compliance Certificate

Exhibit E — Form of Compliance Certificate

Exhibit F — Form of Assignment Agreement

Exhibit G — Form of Security Agreement

Exhibit H-1 — Form of Patent & Trademark Security Agreement

Exhibit H-2 — Form of Copyright Security Agreement

Exhibit I — Form of Collateral Questionnaire

Exhibit J — Form of Warrant Certificate (Funding Date)

Credit Agreement And Guaranty, dated as of November 16, 2022 (this “Agreement”), among Biodesix, Inc., a Delaware corporation (the “Borrower”), certain Guarantors from time to time parties hereto, the lenders from time to time party hereto (each, as a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings IV, LP, a Delaware limited partnership (“Perceptive”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Witnesseth:

The Borrower has requested the Lenders to make term loans to the Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

Article I

Definitions

Section 1.01. Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Accounting Change” has the meaning set forth in Section 1.02.

“Accounting Change Notice” has the meaning set forth in Section 1.02.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of an amalgamation, plan of arrangement, merger, purchase of Equity Interests or other assets, or similar transaction having the same effect as any of the foregoing, (a) acquires all or substantially all of the assets of any other Person, (b) acquires any business or all or substantially all of a business line or unit or division of any other Person, (c) acquires Control of Equity Interests of another Person representing more than fifty (50)% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a Board or other governing body, determined on a fully diluted basis, as if converted or exercised basis, or (d) acquires Control of more than fifty (50)% of the Equity Interests in any Person engaged in any business that is not managed by a Board or other governing body, determined on a fully diluted, as if converted or exercised basis.

“Administrative Agent” has the meaning set forth in the introduction hereto.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Obligors and their Affiliates concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§78dd-1 et seq.).

“Anti-Terrorism Laws” means any laws or regulations relating to terrorist financing-related activities or money laundering, including, without limitation, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act (Title III of Pub. L. 107-56) (the “Patriot Act”), and any similar law enacted in the United States after the date of this Agreement.

“Applicable Margin” means 9.00% per annum.

“Approved Fund” means any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment Agreement” means an assignment and assumption entered into by a Lender and an assignee of such Lender in substantially the form of Exhibit F.

“Available Tenor” means, as of the Closing Date, the only Available Tenor for Term SOFR is an interest period of one (1) month; provided that the Administrative Agent may select to use additional interest periods in accordance with the terms of Section 3.02(c)(iv) and such interest periods shall become Available Tenors upon such selection.

“Bail-In Action” means the exercise of any Write‑Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, rule or requirement applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other Insolvency Proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Benchmark” means, initially Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(c).

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided, that, until such alternate rate of interest is agreed upon by the Administrative Agent and the Borrower, the rate of interest for purposes hereof and of each other Loan Document shall be Term SOFR (or subsequent Benchmark, as applicable), as of the end of the Interest Period ending immediately prior to the applicable Benchmark Transition Event.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(c).

“Beneficial Ownership Regulation” has the meaning set forth in Section 13.16.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which any Obligor or Subsidiary thereof incurs, or otherwise has, any obligation or liability, contingent or otherwise.

“Board” means, with respect to any Person, the board of managers or directors (as applicable) (or equivalent governing body) of such Person or any committee thereof.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrowing” means a borrowing consisting of a Tranche A Loan made by the Lenders on the Funding Date, a Tranche B Loan made by the Lenders on the Tranche B Loan Borrowing Date, or a Tranche C Loan made by the Lenders on the Tranche C Loan Borrowing Date, as applicable.

“Borrowing Notice” means a notice substantially in the form attached hereto as Exhibit B.

“Business Day” means (a) a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City or (b) with respect to any matters relating to SOFR Loans, a U.S. Government Securities Business Day.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined substantially in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on December 31, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a capital lease) for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

“Caprion License” means that certain Know How License Agreement, dated as of May 13, 2021 by and between the Borrower and Cellcarta Biosciences Inc. (formerly known as Caprion Biosciences, Inc.), as in effect on the Closing Date.

“Casualty Event” means any actual or constructive loss, condemnation, destruction, confiscation, requisition, seizure or forfeiture of all or any material portion of the assets of the Borrower or any other Obligor, excluding only those assets, individually or in the aggregate, subject to any such event during any calendar year with a fair market value as of the date thereof equal to or less than $500,000.

“Change of Control” means and shall be deemed to have occurred if:

(a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower;

(b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the Board of Borrower by Persons who were neither (i) nominated or approved by the Board of Borrower, nor (ii) appointed by directors on the Board of the Borrower on the Closing Date; and

(c) the Borrower shall cease to own directly or indirectly, determined on a fully diluted basis, 100% of the issued and outstanding Equity Interests of any other Obligor.

“Claims” includes claims, litigation, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, information (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988 (CLIA), as amended from time to time, and the rules and regulations promulgated thereunder.

“Closing Date” means the Business Day on which all of the conditions set forth in Section 6.01 have been satisfied or waived by the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Collateral Access Agreement” means any landlord waiver or similar agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral, any landlord of any real property where any Collateral is located or any landlord of the real property which is the chief executive office.

“Collateral Questionnaire” means that certain Collateral Questionnaire and certification by a Responsible Officer of the Borrower substantially in the form of attached hereto as Exhibit I and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Commitment” means, with respect to each Lender, such Lender’s (a) Tranche A Loan Commitment, (b) Tranche B Loan Commitment and (c) Tranche C Loan Commitment and “Commitments” means all such commitments of all Lenders. The amount of each Lender’s Commitments is set forth on Schedule 1. The aggregate Commitments of all Lenders as of the Closing Date is $50,000,000.

“Commodity Account” has the meaning set forth in the Security Agreement.

“Compliance Certificate” has the meaning set forth in Section 8.01(c).

“Confidential Healthcare Information” has the meaning set forth in Section 8.06.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent reasonably determines (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines (in consultation with the Borrower that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means any contract, license, instrument, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise), excluding the Loan Documents.

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.17(a).

“Copyrights” has the meaning set forth in the Security Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further, Daily Simple SOFR shall be rounded upwards to the next 1/100% (if necessary). Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(d).

“Deposit Account” has the meaning set forth in the Security Agreement.

“Designated Person” means a person or entity:

(a) listed in the annex to, or otherwise targeted by the provisions of, the Executive Order;

(b) named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(c) with which the Lenders are prohibited from dealing or otherwise engaging in any transaction by any Economic Sanctions Laws.

“Device” means any instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related article, including any component, part or accessory that meets the definition of “device” as set forth in Section 201 of the FD&C Act, as limited by other provisions therein, including but not limited to Section 520 of the FD&C Act, developed by the Obligors.

“Device Clearance Application” means (i) any premarket approval application submitted under Section 515 of the FD&C Act (21 U.S.C. § 360e) (a “PMA”), (ii) any de novo request submitted under Section 513(f) of the FD&C Act (21 U.S.C. § 360c(f)), (iii) any 510(k) submitted under Section 510(k) of the FD&C Act (21 U.S.C. § 360(k)) seeking clearance from the FDA for a Device that is substantially equivalent to a legally marketed predicate Device, as defined in the FD&C Act (a “510(k)”), (iv) any corresponding or substantially equivalent notification, application or clearance of a non‑U.S. Regulatory Authority including, with respect to the European Union, any equivalent submission to a Standard Body pursuant to an applicable directive of the European Council with respect to CE marking (or, if applicable, a self‑certification of conformity with respect to any such directive through a “declaration of conformity”), and (v) all amendments, variations, extension and renewals of any of the foregoing.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable upon exercise or otherwise), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred and eighty (180) days after the Stated Maturity Date; provided that, if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees or consultants of such Person or by any such plan to such directors, officers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person upon the death, disability, retirement or termination of employment or service of such director, officer, employee or consultant.

“Disqualified Lender” means (a) any Person identified to the Administrative Agent in writing on or prior to the Closing Date who in the reasonable estimation of the Borrower are (i) direct competitors of the Borrower, (ii) vulture funds or (iii) distressed debt funds, (b) any other Person identified by name in writing to the Administrative Agent after the Closing Date to the extent such Person is or becomes a competitor of Borrower or its Subsidiaries, (c) any other Person identified by name in writing to the Administrative Agent after the Closing Date to extent the Borrower reasonably determines in consultation with the Administrative Agent that such Person is a (i) vulture fund or (ii) distressed fund, and (d) any Affiliate of any Person referred to in clauses (a) through (c) above (other than bona fide fixed income investors or debt funds that are Affiliates of competitors, vulture funds or distressed debt funds).

“Dollars” and “$” means lawful money of the United States of America.

“Economic Sanctions Laws” means: (a) the Executive Order, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation promulgated thereunder from time to time and administered by OFAC and any similar law enacted in the

United States after the date of this Agreement; and (b) any other similar applicable law now or hereafter enacted in any other applicable jurisdiction.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any Governmental Authorities which include commitments related to environmental matters.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, as of the relevant time, would be considered a single employer with an Obligor pursuant to Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a “reportable event” as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (c) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (d) with respect to a Title IV Plan or Multiemployer Plan, as applicable, the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate such plan; (e) the failure by any Obligor (including a failure related to contingent liability on account of an ERISA Affiliate thereof) to make any required contribution to a Multiemployer Plan, or to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan; (f) the determination that any Title IV Plan is in “at‑risk” status within the meaning of Sections 430 of the Code or Section 303 of ERISA; (g) the determination that any Multiemployer Plan is in “critical” or “endangered” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition on any Obligor of fines, penalties, Taxes or related charges under Section 4975 of the Code, Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (i) the imposition of any Lien on any of the rights, properties or assets of any Obligor pursuant to Title I or IV of ERISA or to Section 430(k) of the Code with respect to a Title IV Plan.

“EU Bail-In Legislation Schedule” means the EU Bail‑In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 10.01.

“Excess Funding Guarantor” has the meaning set forth in Section 11.08.

“Excess Payment” has the meaning set forth in Section 11.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Accounts” means (a) Deposit Accounts exclusively used for payroll, payroll Taxes, other employee wage and benefit payments to or for the benefit of the employees of the Borrower and its Subsidiaries, (b) Deposit Accounts with aggregate balances of $250,000 or less at any time, (c) zero balance accounts, (d) any escrow account, trust account, or deposit account otherwise maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties or to establish or maintain escrow amounts for third-parties with aggregate balances of $100,000 or less at any time and (e) Segregated Health Care Accounts.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes that are imposed on amounts payable to Lender to the extent that the obligation to withhold amounts existed on the date that (i) Lender became a “Lender” under this Agreement or (ii) Lender changes its lending office, except in each case to the extent Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.03 or Lender was entitled to receive additional amounts under Section 5.03 immediately before it changed its lending office, (c) any Taxes imposed in connection with FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f).

“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who commit, Threaten to Commit, or Support Terrorism.

“Existing Credit Agreements” means (a) that certain Loan and Security Agreement, dated as of March 19, 2021, by and between Silicon Valley Bank and the Borrower and (b) that certain Securities Purchase Agreement, dated as of May 9, 2022, by and between the Borrower and Streeterville Capital, LLC, in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified prior to the Funding Date.

“Expense Deposit” means a cash deposit in the amount of $50,000 made by the Borrower to an Affiliate of Perceptive Advisors LLC pursuant to the Proposal Letter for the prepayment of the Lenders’ costs and expenses (payable pursuant to Section 13.03(a) and/or the Proposal Letter) incurred prior to the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FD&C Act” means the Federal Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules and regulations issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“FDA Laws” means all applicable statutes, rules, regulations and orders administered or issued by the FDA, including without limitation, the FD&C Act and its implementing regulations.

“Federal Health Care Program” has the meaning specified in Section 1128B(f) of the Social Security Act and includes the programs commonly known as Medicare, Medicaid, TRICARE and CHAMPVA.

“Fee Letter” means that certain Fee Letter, originally dated as of the Closing Date, among the Obligors, the Lenders and the Administrative Agent as amended and restated on the First Amendment Effective Date, as amended and restated on the Second Amendment Effective Date, and as may be further amended from time to time.

“Financial Plan” has the meaning set forth in Section 8.01(h).

“First Amendment” means the First Amendment to Credit Agreement and Guaranty, dated as of May 10, 2023, among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means May 10, 2023.

“Floor” means a rate of interest equal to 3.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Date” means the Business Day on which all of the conditions set forth in Section 6.02 have been satisfied or waived by the Administrative Agent and the Tranche A Loan is made.

“Funding Fee” has the meaning set forth in the Fee Letter.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law‑, rule‑ or regulation‑making organizations or entities of any State, territory, county, city or other political subdivision of the United States or any foreign country.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.11(a), is required to become a “Guarantor”.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantor” means, each Subsidiary of the Borrower joined as a Guarantor from time to time pursuant to Section 8.11(a). For the avoidance of doubt, there are no Guarantors as of the Closing Date and the Funding Date.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by‑product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Health Care Compliance Program” has the meaning set forth in Section 7.07(b)(v).

“Healthcare Laws” means, collectively, all Laws applicable to the business of any Obligor regulating the manufacturing, sale, distribution, labeling, marketing, or promotion, the export, or the provision of and payment for, health care products (including diagnostic products) or healthcare items and services, including (a) all applicable laws relating to the privacy or security of consumer information, including but not limited to the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104‑191) (“HIPAA”) and any similar state laws; (b) all applicable federal and state healthcare fraud and abuse laws, including but not limited to the federal Anti‑Kickback Statute (42 U.S.C. §1320a‑7b(b)) and any similar state laws, the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220), the federal Physician Self‑Referral Prohibition (commonly referred to as the “Stark Law”) (42 U.S.C. § 1395nn) and any similar state laws, the Civil Monetary Penalties Act (42 U.S.C. §1320a‑7a), and the civil False Claims Act (31 U.S.C. §3729 et seq. and any similar state laws); (c) all applicable FDA Laws; (d) CLIA and other applicable laws relating to clinical laboratory operations; (e) all applicable laws regarding the provision of health care supplies, items or services to Federal Health Care Program beneficiaries or the billing of the Federal Health Care Programs; and (f) all rules and regulations promulgated under or pursuant to any of the foregoing.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” has the meaning set forth in the definition of “Healthcare Laws”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the Ordinary Course of Business not overdue by more than one hundred twenty (120) days), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) any Disqualified Equity Interests of such Person, (m) any earnout obligation at the time such obligation is both required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable and (n) all other obligations required to be classified as indebtedness of such Person under GAAP. The Indebtedness of any Person shall, without duplication, include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 13.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indi Purchase Agreement” means that certain Asset Purchase Agreement and Plan of Reorganization, dated as of June 30, 2018, by and among the Borrower, Integrated Diagnostics, Inc. and IND Funding LLC, as amended by that certain Amendment No. 1 to Asset Purchase Agreement and Plan of Reorganization dated as of July 29, 2021, that certain Amendment No. 2 to Asset Purchase Agreement and Plan of Reorganization dated as of August 9, 2021, that certain Amendment No. 3 to Asset Purchase Agreement and Plan of Reorganization dated as of April 7, 2022 and as may be further amended, amended and restated or otherwise modified to the extent permitted by Section 9.12.

“Industrial Designs” means all right, title and interests arising under any Laws in or relating to all industrial designs, intangibles of like nature, and any work subject to the design laws of any country or any political subdivision thereof.

“Ineligible Assignee” means (a) a natural person, (b) the Obligors or any of their respective Affiliates and (c) so long as no Event of Default shall have occurred and is continuing, to any Person who is a Disqualified Lender.

“Information” has the meaning set forth in Section 13.17.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding‑up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means, with respect to any Person, all of such Person’s rights, title and interest in and to all Patents, Trademarks, Copyrights, industrial designs, Technical Information, whether registered or not and whether existing under U.S. or non-U.S. Law or jurisdiction, including, without limitation, all:

(a) applications, registrations, amendments and extensions relating to such Intellectual Property;

(b) rights and privileges arising under any applicable Laws with respect to any Intellectual Property;

(c) rights to sue for or collect any damages for any past, present or future infringements of any Intellectual Property; and

(d) rights of the same or similar effect or nature as described above in any jurisdiction corresponding to any Intellectual Property throughout the world.

“Interest Period” means, (a) as to the Tranche A Loan, (i) initially, the period beginning on (and including) the Funding Date and ending on (and including) the last day of the calendar month in which the Funding Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date, (b) as to the Tranche B Loan, (i) the period commencing on (and including) the Tranche B Loan Borrowing Date and ending on (and including) the last day of the calendar month in which the Tranche B Loan Borrowing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date and (c) as to the Tranche C Loan,

(i) the period commencing on (and including) the Tranche C Loan Borrowing Date and ending on (and including) the last day of the calendar month in which the Tranche C Loan Borrowing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or Device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including any article or Device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit in the nature of an ordinary course trade receivable having a term not exceeding one hundred and twenty (120) days arising in connection with the sale of services, inventory or supplies by such Person in the Ordinary Course of Business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; (d) entering into any joint venture; or (e) the entering into of any Hedging Agreement. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and Permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” has the meaning set forth in the introduction hereto.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right‑of‑way, option or adverse Claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan Documents” means, collectively, this Agreement, any Notes, the Security Documents, any Collateral Access Agreement, the Fee Letter, any Guarantee Assumption Agreement, any Warrant Certificate and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to any Lender in connection with this Agreement or any of the other Loan Documents, in each case, as amended, restated, supplemented or otherwise modified.

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of such Lender’s portion of the Term Loans; provided, at any time prior to the making of the Term Loans, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, reasonable professional fees, including the reasonable and documented out-of-pocket fees and disbursements of legal counsel on a full indemnity basis, and all reasonable costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower to perform its Obligations when they become due, (ii) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.

“Material Agreement” means (a) any Contract which is listed in Schedule 7.14, (b) any other Contract to which any Obligor is a party or a beneficiary from time to time, or to which any assets or properties of any Obligor is bound, the loss or termination of which would reasonably be expected to result in a Material Adverse Effect, (c) the Indi Purchase Agreement and (d) any other Contract to which any Obligor is a party or a guarantor (or equivalent) whether existing as of the date hereof or in the future that during any period of twelve (12) consecutive months is reasonably expected to (i) result in payments or receipts (including royalty, licensing or similar payments) made to any Obligor in an aggregate amount in excess of $2,000,000 or (ii) require payments or expenditures (including royalty, licensing or similar payments) made by any Obligor in an aggregate amount in excess of $2,000,000; provided that for the avoidance of doubt routine purchase orders entered into in the Ordinary Course of Business shall not be deemed to be Material Agreements.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $500,000.

“Material Intellectual Property” means all Obligor Intellectual Property, including those described in Schedule 7.05(b), whether currently owned or licensed, or acquired, developed or otherwise licensed or obtained after the date hereof (a) necessary for the operation of the business of any Obligor as currently conducted or as currently contemplated to be conducted, (b) the loss of which would reasonably be expected to have or result in a Material Adverse Effect or (c) that has a fair market value in excess of $1,000,000 (as such fair market value is determined in the reasonable judgment of the Obligors).

“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date, and (b) the date on which the Term Loans are accelerated pursuant to Section 10.02.

“Milestone Payment” has the meaning assigned to such term in Section 1.9 of the Indi Purchase Agreement as in effect on the Closing Date.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 400l(a)(3) of ERISA, with respect to which any Obligor incurs, or otherwise has, any obligation or liability, contingent or otherwise (including on account of an ERISA Affiliate).

“Net Cash Proceeds” means,

(a) with respect to the incurrence or issuance of any Indebtedness incurred by an Obligor not permitted under Section 9.01, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other reasonable expenses and other customary expenses (including reasonable attorney’s accountant’s and other similar professional advisor’s fees), incurred by such obligor in connection with such incurrence or issuance to third parties (other than any other Obligor or any of their respective Affiliates);

(b) with respect to any Casualty Event, the amount of cash proceeds actually received in the form of insurance proceeds or condemnation awards in respect of such Casualty Event from time to time by or on behalf of such Obligor after deducting therefrom only (i) actual costs and expenses related thereto incurred by such Obligor and (ii) Taxes paid or payable in each case, in connection therewith or as a result thereof; and

(c) with respect to any Asset Sale (other than transfers or sales of assets permitted pursuant to Section 9.09 (other than 9.09(i)), the excess, if any, of (i) cash proceeds received in respect of such Asset Sale (including cash proceeds subsequently received (as and when received)) over (ii) the sum of (A) the direct costs of such Asset Sale then payable by the recipient of such proceeds excluding amounts payable to any Obligor or any of its Subsidiaries, (B) Taxes paid or payable by such recipient in connection therewith or as a result thereof, (C) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Permitted Lien on the properties subject to such Asset Sale and (D) amounts reserved or deposited in escrow with respect to indemnity payments or price adjustments until such amounts are released to the applicable Obligor or any of its Subsidiaries.

“Net Revenue” means, with respect to the Obligors, all amounts paid to and received by such Person in the Ordinary Course of Business that, in accordance with GAAP, would be classified as net revenue.

“Note” means a promissory note executed and delivered by the Borrower to any Lender in the form attached hereto as Exhibit C.

“Obligations” means, with respect to any Obligor, all amounts, obligations (including, without limitation, all Warrant Obligations), liabilities, covenants and duties of every type and description owing by such Obligor to any Lender or any other Indemnified Party hereunder, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument for the payment of money, including, without duplication, (a) the principal amount of the Term Loans, (b) all interest on the Term Loans (including interest at the Default Rate), whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a Claim for post‑filing or post‑petition interest is allowed in any such proceeding, (c) any Prepayment Premium and (d) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means, at any time of determination, Intellectual Property owned by or licensed to any Obligor at such time.

“Obligors” means, collectively, the Borrower, each Guarantor and each of their respective successors and permitted assigns.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury (or any successor thereto).

“Ordinary Course of Business” means, with respect to the Obligors, the ordinary course of business generally consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar government official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such government official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(h)).

“Participant” has the meaning set forth in Section 13.05(e).

“Participant Register” has the meaning set forth in Section 13.05(f).

“Patents” has the meaning set forth in the Security Documents.

“Payment Date” means the last day of each Interest Period; provided that if such last day of such Interest Period is not a Business Day, then the Payment Date for such Interest Period will be the next succeeding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perceptive” has the meaning set forth in the introduction hereto.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or accreditation organization approved by a Governmental Authority, including, without limitation, those issued pursuant to Environmental Laws and Healthcare Laws.

“Permitted Acquisition” means any Acquisition by any Obligor or any of their wholly-owned Subsidiaries, by (a) purchase, merger, amalgamation, plan of arrangement, license or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person or (b) license arrangement for the rights to use, develop, market or otherwise commercialize any Patents, Trademarks, Copyrights or other Intellectual Property (other than ordinary course, off-the-shelf or over the counter software license arrangements); provided that:

(i) immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity in all material respects with all applicable Governmental Approvals;

(iii) in the case of the Acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of such Obligor in connection with such Acquisition, shall be owned 100% by an Obligor and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of an Obligor, each of the actions set forth in Section 8.11, if applicable;

(iv) such Person (in the case of an Acquisition of Equity Interests) or assets (in the case of an Acquisition of assets or a division) (A) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged or a business reasonably and substantially related thereto or (B) shall have a similar customer base as Borrower and/or its Subsidiaries;

(v) Borrower shall have provided the Administrative Agent with at least ten (10) Business Days’ prior written notice of any such Acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of Borrower or the applicable Subsidiary prior to such Acquisition;

(vi) the Acquisition shall have been approved by the Board or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(vii) all of the assets or Equity Interests acquired in connection with such Acquisition shall be of a U.S. Person; and

(viii) on a pro forma basis after giving effect to such Acquisition, the Obligors shall be in compliance with Section 8.15.

“Permitted Cash Equivalent Investments” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof, or by an instrumentality or agency of them with an equivalent credit rating having maturities of not more than two (2) years from the date of acquisition, (b) commercial paper with an average maturity of no more than one (1) year and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) any money market funds or other investment vehicles whose principal investments are in investments described in clauses (a) or (b) above, (d) certificates of deposit maturing no more than one (1) year after issue, and (e) other similar Investments permitted by the Borrower’s investment policy delivered to the Administrative Agent prior to the Closing Date, as amended from time to time, so long as such investment policy and any such amounts have been approved by the Administrative Agent in advance in its sole discretion.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Licenses” means (a)(i) licenses of off-the-shelf or over-the-counter or open-source software that is commercially available to the public, (ii) inbound licenses for the use of any Patents, Trademarks, Copyrights, Industrial Designs and Technical Information of any third party, (iii) non-exclusive licenses for the use of Obligor Intellectual Property and (iv) immaterial Intellectual Property licensed to Borrower or any of its Subsidiaries, in each case, entered into in the Ordinary Course of Business or as otherwise may be approved by the applicable Obligor’s Board and so long as such license does not materially impair the Lenders from exercising their rights under any of the Loan Documents and (b) the Caprion License.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (a) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced (except in the amount of accrued interest, reasonable and documented upfront and other fees and transaction costs), (b) contain terms relating to outstanding principal amount, amortization, interest rate or equivalent yield, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to any Obligor or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, (c) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being refinanced and (d) at the time of and immediately after giving effect to the refinancing, extension, renewal or replacement, no Default shall have occurred and be continuing.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PFIC” has the meaning set forth in Section 8.01(i).

“Prepayment Premium” has the meaning set forth in Section 3.03(a).

“Pro Rata Share” has the meaning set forth in Section 11.08.

“Product” means (a) those Devices set forth (and described in reasonable detail) on Schedule 3 attached hereto and (b) any current or future Device subject to any Product Development and Commercialization Activities by any Obligor, including any such Device currently in development.

“Product Agreement” means, with respect to any Product, any Contract, license, document, instrument, interest (equity or otherwise) or the like under which one or more Persons grants or receives (a) any right, title or interest with respect to any Product Development and Commercialization Activities of such Product or (b) any right to exclude any other Person from engaging in, or otherwise restricting any right, title or interest as to, any Product Development and Commercialization Activities with respect to such Product, including any Contract with suppliers, manufacturers, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to such entity.

“Product Assets” means, with respect to any Product, (a) any and all rights, title and interest of the Obligors in any assets relating to such Product or any Product Development and Commercialization Activities with respect to such Product, (b) all Product Related Information with respect to such Product or any related Product Development and Commercialization Activities, (c) any rights, title and interest of the Obligors under any Product Agreement related to such Product or any such Product Development and Commercialization Activities, (d) any rights, title and interest of the Obligors to Intellectual Property, Regulatory Approvals and similar assets with respect to such Product or any such Product Development and Commercialization Activities, and (e) all rights, title and interests of the Obligors in any other property, tangible or intangible manifesting or otherwise in respect of such Product or any such Product Development and Commercialization Activities, including, without limitation, inventory, accounts receivable or similar rights to receive money or payment pertaining thereto and all proceeds of the foregoing.

“Product Authorizations” means any and all Regulatory Approvals (including all applicable Device Clearance Applications, supplements, amendments, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity), clearances, licenses, notifications, registrations, safety or quality specifications and standards, or any other authorizations of any applicable Regulatory Authority in each case necessary for the manufacturing, development, distribution, ownership, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of any Product or for any Product Development and Commercialization Activities with respect thereto in any country or jurisdiction, whether U.S. or non‑U.S.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, licensing, importation, storage, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing (including, without limitation, in respect of licensing, royalty or similar payments), or any similar or other activities the purpose of which is to commercially exploit such Product.

“Product Related Information” means, with respect to any Product, all books, records, lists, ledgers, files, manuals, Contracts, correspondence, reports, plans, drawings and data (in any form or medium), and all techniques and other know‑how, owned or possessed by the Borrower or any of its Subsidiaries that are necessary or required for any Product Development and Commercialization Activities by any Obligor relating to such Product, including (a)

brand materials, packaging and other trade dress, customer targeting and other marketing, promotion and sales materials and information, referral, customer, supplier and other contact lists and information, product, business, marketing and sales plans, research, studies and reports, sales, maintenance and production records, training materials and other marketing, sales and promotional information, (b) clinical data, information included or supporting any Product Authorization or other Regulatory Approval, any regulatory filings, updates, notices and correspondence (including adverse event and other pharmacovigilance and other post‑marketing reports and information, etc.), technical information, product development and operational data and records, and all other documents, records, files, data and other information relating to product development, manufacture and use, (c) litigation and dispute records, and accounting records, (d) all documents, records and files relating to Intellectual Property, including all correspondence from and to third parties (including Intellectual Property counsel and patent, trademark and other intellectual property registries, including the United States Patent and Trademark Office) and (e) all other information, techniques and know‑how necessary or required in connection with the Product Development and Commercialization Activities by any Obligor for any Product.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra‑national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Requirement of Law.

“Projections” has the meaning set forth in Section 7.04(b).

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Loan Exposure of such Lender then in effect by (b) the aggregate Loan Exposure of all Lenders then in effect.

“Proposal Letter” means the letter agreement, dated October 17, 2022, among the Borrower and Perceptive Advisors LLC, regarding the transactions contemplated hereby and the outline of proposed terms and conditions attached thereto.

“Publicly Reporting Company” means an issuer generally subject to the public reporting requirements of the Exchange Act.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Recipient” means any Lender or the Administrative Agent.

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Referral Source” has the meaning set forth in Section 7.07(b)(i).

“Refinancing” has the meaning set forth in Section 2.05(b).

“Register” has the meaning set forth in Section 13.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any Governmental Approval relating to any Product or any Product Development and Commercialization Activities related to such Product, including any Product Authorizations with respect thereto.

“Regulatory Authority” means any Governmental Authority that is concerned with or has regulatory or supervisory oversight with respect to any Product or any Product Development and Commercialization Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non‑U.S.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Representatives” has the meaning set forth in Section 13.17.

“Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its Properties or revenues.

“Resignation Effective Date” has the meaning set forth in Section 12.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer, chief accounting officer or titles equivalent to the foregoing of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interest or other Property) with respect to any Equity Interest of an Obligor or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of an Obligor or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests of an Obligor or any of its Subsidiaries.

“Restrictive Agreement” means any indenture, agreement, instrument or other binding arrangement that prohibits, restricts or imposes any condition upon (a) the ability of an Obligor or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property (other than (i) customary provisions in Contracts (including without limitation leases and in-bound licenses of Intellectual Property) restricting the assignment thereof, (ii) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the Property securing such Indebtedness and (iii) software and other Intellectual Property licenses pursuant to which an Obligor or a Subsidiary thereof is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets or rights subject to the applicable license and/or the license itself)), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to an Obligor or any other Subsidiary or to Guarantee Indebtedness of an Obligor or any other Subsidiary (other than restrictions or encumbrances that do not materially and adversely impact the ability of the Borrower to pay any Obligations when due).

“SEC” means United States Securities and Exchange Commission.

“Second Amendment Effective Date” means August 4, 2023.

“Securities Account” has the meaning set forth in the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of the Funding Date, in substantially the form of Exhibit G, among the Obligors and the Administrative Agent, granting a security interest in the personal Property constituting Collateral thereunder in favor of the Administrative Agent for the benefit of the Lenders.

“Security Documents” means, collectively, the Security Agreement, each Short‑Form IP Security Agreement, and each other security document, control agreement or financing statement executed to perfect Liens in favor of the Administrative Agent for the benefit of the Lenders.

“Segregated Health Care Account” means, a Deposit Account of an Obligor in the name of such Obligor and under the sole dominion and control of such Obligor maintained in accordance with the requirements of Section 8.17(c) hereof, the only funds on deposit in which constitute the direct proceeds of payments made by third party payers pertaining to clinical diagnostic testing claims including funds from Federal Health Care Programs.

“Short‑Form IP Security Agreements” means any short‑form copyright, patent or trademark (as the case may be) security agreements, in substantially the form of Exhibits H-1 and H-2, entered into by one or more Obligors in favor of the Administrative Agent for the benefit of the Lenders, each in form and substance reasonably satisfactory to the Administrative Agent and as amended, modified or replaced from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Specified Representations” means the representations and warranties made by the Borrower and the other Obligors, as applicable, set forth in Section 7.01(a), (b), (d) and (e), 7.02 (solely to the extent relating to this Agreement and the Fee Letter), 7.03(c), 7.04(c), 7.06(a), 7.10(a), 7.12, 7.23, 7.24 and 7.25.

“Standard Body” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Stated Maturity Date” means the fifth (5th) anniversary of the Funding Date; provided that if any such date shall occur on a day that is not a Business Day, then the Stated Maturity Date shall be the immediately succeeding Business Day.

“Subsidiary” means, with respect to any Person (the “parent”) at any time of determination, any other Person of which more than 50% of the outstanding capital stock of such other Person having ordinary voting powers, determined on a fully diluted basis, is at the time directly or indirectly owned or Controlled by the parent. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Sweep Agreement” means an agreement, in form and substance reasonably satisfactory to Agent, between the Obligor maintaining a Segregated Health Care Account, Administrative Agent and applicable bank or other financial institution at which such Segregated Health Care Account is maintained, pursuant to which such bank or financial institution (a) agrees to automatically sweep amounts deposited in such Segregated Health Care Account to a Controlled Account satisfying the requirements set forth in Section 8.17(c) hereof, as and when funds clear and become available in accordance with such bank’s or financial institution’s standard practices and procedures and (b) agrees not to change such standing sweep instructions until the date at least five (5) days (or such lesser period as Administrative Agent may agree in its reasonable discretion or as may be required by applicable Federal Health Care Program laws or policies after receipt of notice from such Obligor maintaining such Segregated Health Care Account by the Administrative Agent and such bank or financial institution of the termination of such standing sweep instruction).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, which may include any proprietary information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know‑how, technical information, systems, methodologies, computer programs or information technology.

“Term Loans” means the Tranche A Loan, the Tranche B Loan and the Tranche C Loan.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a

Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, Term SOFR shall be rounded upwards to the next 1/100% (if necessary); provided, further, however, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title IV Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) (a) that is maintained. sponsored or contributed to by any Obligor or with respect to which any Obligor has or may have liability (including on account of an ERISA Affiliate) and (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” has the meaning set forth in the Security Documents.

“Tranche A Loan” means each loan advanced by a Lender pursuant to Section 2.01(a). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Tranche A Loan on any date of determination shall mean the aggregate principal amount of the Tranche A Loan made pursuant to Section 2.01(a) that has not yet been repaid as of such date.

“Tranche A Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche A Loan and “Tranche A Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche A Loan Commitment, if any, is set forth on Schedule 1. The aggregate amount of the Tranche A Loan Commitments as of the Closing Date is $30,000,000.

“Tranche B Loan” means each loan advanced by a Lender pursuant to Section 2.01(b). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Tranche B Loan on any date of determination shall mean the aggregate principal amount of the Tranche B Loan made pursuant to Section 2.01(b) that has not yet been repaid as of such date.

“Tranche B Loan Borrowing Date” means with respect to the Tranche B Loan, the Business Day on which all conditions set forth in Section 6.03 have been satisfied or waived by the Lenders and the Tranche B Loan is made hereunder.

“Tranche B Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Loan and “Tranche B Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B Loan Commitment, if any, is set forth on Schedule 1. The aggregate amount of the Tranche B Loan Commitments as of the Closing Date is $10,000,000.

“Tranche B Loan Commitment Termination Date” means December 31, 2023.

“Tranche C Loan” means each loan advanced by a Lender pursuant to Section 2.01(c). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Tranche C Loan on any date of determination shall mean the aggregate principal amount of the Tranche C Loan made pursuant to Section 2.01(c) that has not yet been repaid as of such date.

“Tranche C Loan Borrowing Date” means with respect to the Tranche C Loan, the Business Day on which all conditions set forth in Section 6.04 have been satisfied or waived by the Lenders and the Tranche C Loan is made hereunder.

“Tranche C Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche C Loan and “Tranche C Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche C Loan Commitment, if any, is set forth on Schedule 1. The aggregate amount of the Tranche C Loan Commitments as of the Closing Date is $10,000,000.

“Tranche C Loan Commitment Termination Date” means September 30, 2024.

“Transactions” means (a) the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party and the other transactions contemplated hereby and thereby, including disbursement and application of the proceeds of the Term Loans and (b) the Refinancing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means the balance of unencumbered cash (other than cash encumbered by the Liens granted to the Lenders pursuant to the Loan Documents) and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in a Controlled Account.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Warrant Certificates” means collectively, (a) the Warrant Certificate (Funding Date) and (b) the Warrant Certificate (First Amendment Effective Date), in each case as the Warrant Certificates may be amended, replaced or otherwise modified pursuant to the terms thereof.

“Warrant Certificate (First Amendment Effective Date)” means the warrant delivered to the Administrative Agent on the First Amendment Effective Date that, among other things, grants the holder thereof the right to purchase the number of common shares of Borrower as indicated on the warrant shares table on Schedule 1 labeled as “First Amendment Warrant Shares,” as the Warrant Certificate may be amended, replaced or otherwise modified pursuant to the terms thereof.

“Warrant Certificate (Funding Date)” means the warrant, substantially in the form of Exhibit J, to be delivered to the Administrative Agent pursuant to Section 6.02(a)(ii) that, among other things, grants the holder thereof the right to purchase the number of common shares of Borrower as indicated on the warrant shares table on Schedule 1 labeled as “Initial Warrant Shares,” “Second Tranche Warrant Shares” and “Third Tranche Warrant Shares,” as the Warrant Certificate may be amended, replaced or otherwise modified pursuant to the terms thereof.

“Warrant Obligations” means, with respect to the Borrower, all of its Obligations arising out of, under or in connection with, any Warrant Certificate; provided that any term or provision hereof or of any other Loan Document to the contrary notwithstanding, neither the Borrower nor any other Person is providing (or intends to provide) the holder of such Warrant Certificate with any Guarantee or assurance of economic return or against risk of loss in respect of such Warrant Certificate or any Equity Interests issuable upon exercise thereof and neither the term “Obligations” nor the term “Warrant Obligations” shall be deemed to include, directly or indirectly, and such Guarantee or assurance.

“Write‑Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such Contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made substantially in accordance with GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof (an “Accounting Change”) and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Article 8 or 9 to be materially different than the amount that would be determined prior to such change, then the Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Administrative Agent in conjunction with the next required delivery of financial statements pursuant to Section 8.01. If the Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any Accounting Change Notice is given before or after such Accounting Change or in the application thereof, then the Administrative Agent and the Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Administrative Agent and the Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (a) the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred and (b) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of any baskets and other requirements hereunder before and after giving effect to such Accounting Change.

All components of financial calculations made to determine compliance with this Agreement shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition or disposition of assets consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

Section 1.03. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Article, Annex, Schedule or Exhibit refers to a Section or Article of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Article, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; (h) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary; (i) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (j) accounting terms not specifically defined herein shall be construed substantially in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and Permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

Section 1.04. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.05. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark

Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2

The Commitments

Section 2.01. Term Loans.

(a) Tranche A Loan.

(i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Tranche A Loan to the Borrower on the Funding Date in Dollars in a principal amount equal to such Lender’s Tranche A Loan Commitment. No Lender shall have an obligation to make a Tranche A Loan in excess of such Lender’s Tranche A Loan Commitment.

(ii) Subject to the terms and conditions of this Agreement (including Section 6.02), the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 5 p.m. (New York City time) at least one (1) Business Day in advance of the Funding Date.

(iii) The Borrower may make one borrowing under the Tranche A Loan Commitment which shall be on the Funding Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Tranche A Loan shall be paid in full no later than the Maturity Date. Each Lender’s Tranche A Loan Commitment shall terminate immediately and without further action on the Funding Date after giving effect to the funding of such Lender’s Tranche A Loan Commitment on such date.

(b) Tranche B Loan.

(i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Tranche B Loan to the Borrower on the Tranche B Loan Borrowing Date in Dollars in a principal amount equal to such Lender’s Tranche B Loan Commitment. No Lender shall have an obligation to make a Tranche B Loan in excess of such Lender’s Tranche B Loan Commitment.

(ii) Subject to the terms and conditions of this Agreement (including Section 6.03), the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 5 p.m. (New York City time) at least three (3) Business Days in advance of the proposed Tranche B Loan Borrowing Date.

(iii) The Borrower may make one borrowing under the Tranche B Loan Commitment which shall be on the Tranche B Loan Borrowing Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Tranche B Loan shall be paid in full no later than the Maturity Date. Each Lender’s Tranche B Loan Commitment shall terminate immediately and without further action on the earlier of (x) the Tranche B Loan Borrowing Date after giving effect to the funding of such Lender’s Tranche B Loan Commitment on such date and (y) the Tranche B Loan Commitment Termination Date.

(c) Tranche C Loan.

(i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Tranche C Loan to the Borrower on the Tranche C Loan Borrowing Date in Dollars in a principal amount equal to such Lender’s Tranche C Loan Commitment. No Lender shall have an obligation to make a Tranche C Loan in excess of such Lender’s Tranche C Loan Commitment.

(ii) Subject to the terms and conditions of this Agreement (including Section 6.04), the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 5 p.m. (New York City time) at least three (3) Business Days in advance of the proposed Tranche C Loan Borrowing Date.

(iii) The Borrower may make one borrowing under the Tranche C Loan Commitment which shall be on the Tranche C Loan Borrowing Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Tranche C Loan shall be paid in full no later than the Maturity Date. Each Lender’s Tranche C Loan Commitment shall terminate immediately and without further action on the earlier of (x) the Tranche C Loan Borrowing Date after giving effect to the funding of such Lender’s Tranche C Loan Commitment on such date and (y) the Tranche C Loan Commitment Termination Date.

(d) Any principal amount of the Term Loans borrowed under Section 2.01(a), (b) or (c) hereof and subsequently repaid or prepaid may not be reborrowed.

Section 2.02. Proportionate Shares. All Term Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan hereunder or purchase a participation required hereby nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby.

Section 2.03. Fees. The Borrower shall pay to the Administrative Agent, in accordance with the provisions of the Fee Letter, and for distribution to each Lender in accordance with its Pro Rata Share of the Term Loans, the

Funding Fee. Such payments shall be in addition to such fees, costs and expenses due and payable pursuant to Section 13.03.

Section 2.04. Notes. Upon the request of any Lender, the Borrower shall prepare, execute and deliver to such Lender one or more Notes evidencing the portion of the Term Loans payable to such Lender (or if requested by it, to it and its registered assigns).

Section 2.05. Use of Proceeds. The Borrower shall use the proceeds of the Term Loans:

(a) for general working capital purposes and corporate purposes permitted hereunder,

(b) to refinance the Existing Credit Agreements (the “Refinancing”), and

(c) to pay, in accordance with the funds flow attached to the Borrowing Notice, reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the Transactions.

Article 3

Payments of Principal and Interest

Section 3.01. Repayment. There will be no scheduled repayments of principal on the Term Loans prior to the Maturity Date. The entire outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, will be due and payable on the Maturity Date.

Section 3.02. Interest.

(a) Interest Generally. The Borrower agrees to pay to the Lenders interest in cash on the outstanding principal amount of the Term Loans for each Interest Period at a rate per annum equal to the sum of (i) Term SOFR plus (ii) the Applicable Margin.

(b) Term SOFR Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(c) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and any subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(ii) Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Loan Documents.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 3.02(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.02(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative, non-compliant or non-aligned tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(d) Default Interest. Notwithstanding the foregoing, upon written notice from the Administrative Agent following the occurrence and during the continuance of any Event of Default, the Applicable Margin shall increase automatically by 4.00% per annum (the interest rate, as increased pursuant to this Section 3.02(d), being the “Default Rate”). Notwithstanding any other provision herein, if interest is required to be paid at the Default Rate, it shall also be paid entirely in cash. If any Obligation is not paid when due under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 3.02(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(e) Payment Dates. Accrued interest on the Term Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Term Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand by the Majority Lenders.

(f) Maximum Rate. Notwithstanding any other provision of this Agreement, in no event will any interest or rates referred to herein exceed the maximum interest rate permitted by applicable Law. If such maximum interest rate would be exceeded by the terms hereof, the rates of interest payable hereunder will be reduced to the extent necessary so that such rates (together with any fees or other amounts which are construed by a court of competent jurisdiction to be interest or in the nature of interest) equal the maximum interest rate permitted by applicable Law and any overpayment of interest received by the Lenders before such rates are so construed will be applied, forthwith after determination of such overpayment, to pay all then outstanding interest, and thereafter to pay outstanding principal.

Section 3.03. Prepayments.

(a) Optional Prepayments.

(i) The Borrower shall have the right to optionally prepay in whole or in part (in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount for each partial prepayment, or, if less, the entire outstanding principal amount of the Term Loans) the outstanding principal amount of the Term Loans on any Business Day (a “Redemption Date”) for an amount equal to the sum of (x) the aggregate principal amount of the Term Loans being prepaid, (y) the prepayment premium set forth in clause (ii) below (the “Prepayment Premium”) and (z) any accrued but unpaid interest in respect of the aggregate principal amount of the Term Loans being prepaid (such aggregate amount, the “Redemption Price”). The applicable Prepayment Premium shall be an amount calculated pursuant to Section 3.03(a)(ii).

(ii) If the Redemption Date occurs:

(A) on or prior to the first anniversary of the Funding Date, the Prepayment Premium shall be an amount equal to ten percent (10%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date;

(B) after the first anniversary of the Funding Date and on or prior to the second anniversary of the Funding Date, the Prepayment Premium shall be an amount equal to nine percent (9%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date;

(C) after the second anniversary of the Funding Date and on or prior to the third anniversary of the Funding Date, the Prepayment Premium shall be an amount equal to eight percent (8%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date;

(D) after the third anniversary of the Funding Date and on or prior to the fourth anniversary of the Funding Date, the Prepayment Premium shall be an amount equal to five percent (5%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date; and

(E) after the fourth anniversary of the Funding Date and on or prior to the date that is six (6) months prior to the Stated Maturity Date, the Prepayment Premium shall be an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Term Loans being prepaid on such Redemption Date.

(b) Mandatory Prepayments. The Borrower shall on or prior to the third (3rd) Business Day following the occurrence of any applicable event under clauses (i) through (iii) below, prepay the Term Loans in amounts as provided below, plus the Prepayment Premium on the principal amount of the Term Loans being prepaid (calculated in accordance with Section 3.03(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation), plus any accrued but unpaid interest and fees then due and owing, as follows:

(i) In the event of any Casualty Event, an amount equal to 100% of the Net Cash Proceeds received by any Obligor with respect thereto; provided, however, so long as no Default has occurred and is continuing within one hundred eighty (180) days after receipt of such Net Cash Proceeds, the Obligors may apply the Net Cash Proceeds of any casualty policy not exceeding $2,500,000 in the aggregate for all losses under all Casualty Events during the term of this Agreement toward the replacement or repair of destroyed or damaged property; provided, further, that any such replaced or repaired property shall be Collateral in which the Administrative Agent for the benefit of the Lenders has been granted a security interest under the Security Documents.

(ii) In the event any Obligor incurs Indebtedness other than Indebtedness that is permitted by Section 9.01 hereof, 100% of the Net Cash Proceeds thereof received by such Obligor. For the avoidance of doubt, any prepayment made pursuant to this Section 3.03(b)(ii) shall not be deemed to be a consent to any such incurrence of Indebtedness or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that any such Event of Default may only be waived with the express consent of the Majority Lenders.

(iii) In the event any Obligor consummates an Asset Sale other than an Asset Sale that is permitted by Section 9.09 hereof (other than Section 9.09(i)), 100% of the Net Cash Proceeds received by such Obligor in connection with such Asset Sale; provided, however, so long as no Default has occurred and is continuing, within one hundred eighty (180) days after receipt of such Net Cash Proceeds, the Obligors may use such Net Cash Proceeds not exceeding $2,500,000 in the aggregate for all Asset Sales during the term of this Agreement, to purchase, replace, repair or restore properties or assets used in the Obligors’ businesses; provided, further, that any such purchased, replaced, repaired or restored property shall be Collateral in which the Administrative Agent for the benefit of the Lenders has been granted a security interest under the Security Documents. For the avoidance of doubt, any prepayment made pursuant to this Section 3.03(b)(iii) shall not be deemed to be a consent to any Asset Sale or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that any such Event of Default may only be waived with the express consent of the Majority Lenders.

(c) Prepayment Premium. Payment of any Prepayment Premium under this Section 3.03 constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the Lenders as a result of the relevant triggering event, prepayment or repayment would be impracticable and extremely difficult to ascertain. Accordingly, any Prepayment Premium hereunder is provided by mutual agreement of the Obligors and the Lenders as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Lenders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any prepayment event, any Prepayment Premium shall be automatically and immediately due and payable as though any prepaid or repaid portion of the Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations secured by the Collateral. Any Prepayment Premium shall also be automatically and immediately due and payable if the Term Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. EACH OBLIGOR HEREBY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION

OF THE FOREGOING Prepayment Premium IN CONNECTION WITH ANY SUCH EVENTS. The Borrower and the other Obligors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to any Prepayment Premium payable under the terms of this Agreement: (i) such Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) such Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay such Prepayment Premium; and (iv) the Obligors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Obligors expressly acknowledge that their agreement to pay such Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments and to make the Term Loans.

Article 4

Payments

Section 4.01. Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the deposit account of the Administrative Agent specified to the Borrower from time to time, not later than 4:00 p.m. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. Each payment under this Agreement or any other Loan Document shall be applied in the following order of priority, with proceeds being applied to a succeeding level of priority only if amounts owing pursuant to the immediately preceding level of priority have been paid in full in cash:

(i) first, to the payment of any unpaid costs and expenses referred to in Section 13.03(a) then due and owing;

(ii) second, in reduction of the Borrower’s obligation to pay any unpaid interest and any fees then due and owing including, without limitation, (x) interest payable pursuant to Section 3.02(d) and (y) any Prepayment Premium, if applicable;

(iii) third, in reduction of the Borrower’s obligation to pay any Claims or Losses referred to in Section 13.03(b) then due and owing;

(iv) fourth, to the payment of unpaid principal of the Term Loans on a pro rata basis;

(v) fifth, in reduction of any other Obligation then due and owing; and

(vi) sixth, to the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.

Unless otherwise directed by the Majority Lenders, all payments of principal, interest and fees under this Agreement and the other Loan Documents shall be made by the Obligors to the Lenders pro rata in accordance with the Lenders’ respective Proportionate Shares of such payments.

(c) Non‑Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 4.02. Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

Section 4.03. Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (New York City time) on the Business Day prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

Section 4.04. Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Lenders and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lenders or such Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such Obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set‑off and application, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Administrative Agent, the Lenders and each of their respective Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set‑off) that the Lenders and their respective Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Administrative Agent, the Lenders or any of their respective Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

Article 5

Yield Protection

Section 5.01. Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement), the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Term Loans or the Commitment, not as a result of any action or inaction on the part of such Lender, and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining its portion of the Term Loans, or to reduce the amount of any sum received or receivable by any Lender under this Agreement or any other Loan Document, by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrower shall promptly pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement), the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Term Loans to a level below that which a Lender (or its parent) would have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall promptly pay to such Lender within three (3) Business Days after demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. The Lenders will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement), which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth in reasonable detail, the computation of the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

Section 5.02. Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof (or, with respect to any Lender that becomes a party hereto, such later date on which such Lender comes party to this Agreement) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Term Loans (and, in the reasonable opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Term Loans hereunder and (b) if such Requirement of Law shall so mandate, the Term Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a); provided, that no Prepayment Premium pursuant to Section 3.03(a)(ii) shall be due with respect thereto.

Section 5.03. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made. For purposes of this Section 5.03, the term “applicable Law” includes FATCA.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, as a withholding Tax pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification. The Borrower shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including, but not limited to, any costs arising from a dispute with the relevant Government Authority in respect of such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or as reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed, valid, executed copies of IRS Form W‑9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed, valid executed copies of IRS Form W‑8BEN (or successor form) or IRS Form W‑8BEN‑E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed, valid, executed originals of IRS Form W‑8BEN (or successor form) or IRS Form W‑8BEN‑E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) duly completed, valid, executed copies of IRS Form W‑8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS

Form W‑8BEN (or successor form) or IRS Form W‑8BEN‑E (or successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, duly completed, valid, executed copies of IRS Form W‑8IMY (or successor form), accompanied by IRS Form W‑8ECI (or successor form), IRS Form W‑8BEN (or successor form), IRS Form W‑8BEN‑E (or successor form), a U.S. Tax Compliance Certificate, IRS Form W‑9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) on or before the date the Administrative Agent (or any successor thereto) becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, a duly completed, valid copy of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party to this Agreement determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(i) Survival. Each party’s obligations under this Article 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 5.04. Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Article 5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Article 5 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

Article 6

Conditions Precedent

Section 6.01. Conditions to Closing Date. The obligation of each Lender to enter into this Agreement on the Closing Date shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent:

(a) Organization and Capitalization. The organizational structure and pro-forma capitalization of the Obligors, after giving effect to the Transactions, as set forth on Schedule 7.20 shall be reasonably satisfactory to the Administrative Agent.

(b) Lien Searches. The Administrative Agent shall be reasonably satisfied with Lien searches regarding the Obligors made prior to the Closing Date.

(c) Documentary Deliveries. The Administrative Agent shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(i) Agreement. This Agreement duly executed and delivered by the Borrower and each of the other parties hereto.

(ii) Collateral Questionnaire. The Collateral Questionnaire, duly executed and delivered by a Responsible Officer of the Borrower, substantially in the form of Exhibit I hereto and otherwise in form and substance satisfactory to the Administrative Agent.

(iii) Fee Letter. The Fee Letter duly executed and delivered by the Borrower, the Lenders and the Administrative Agent.

(iv) Note. Any Notes requested in accordance with Section 2.04.

(v) Organizational Documents. (A) Certified copies of the Organizational Documents of each Obligor and of resolutions of the Board (or similar governing body) of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party, certified as of the Closing Date by a Responsible Officer of such Obligor as being in full force and effect without modification or amendment; (B) a good standing certificate and/or compliance certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (except where failure to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date; and (C) such other documents as the Administrative Agent may reasonably request.

(vi) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(vii) Officer’s Certificate. A certificate, in form and substance satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in subsections (f) and (g) of this Section 6.01.

(viii) Opinion of Counsel. A favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel to each Obligor in form reasonably acceptable to the Administrative Agent and its counsel.

(ix) Evidence of Insurance. Certificates from each Obligor’s insurance broker or other evidence reasonably satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 8.05 is in full force and effect.

(d) Documents in Agreed Form. The Administrative Agent shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(i) UCC-1 financing statement in form and substance satisfactory to the Administrative Agent.

(ii) the Security Agreement;

(iii) the Short‑Form IP Security Agreements; and

(iv) the Warrant Certificate (Funding Date).

(e) Indebtedness. As of the Closing Date, no Obligor shall have any Indebtedness other than the Obligations, Permitted Indebtedness, Indebtedness evidenced by the Existing Credit Agreements and any Indebtedness specified on Schedule 7.13A.

(f) Representations and Warranties. The Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(g) No Default. No Default shall exist.

The execution of this Agreement shall constitute a certification by the Borrower, the Administrative Agent and the Lenders to the effect that the conditions set forth in Section 6.01 have been fulfilled as of the Closing Date.

Section 6.02. Conditions to Funding Date; Tranche A Loan. The obligation of each Lender to make the Tranche A Loan on the Funding Date shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Tranche A Loan hereunder):

(a) Documentary Deliveries. The Administrative Agent shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(i) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.01(a)(ii) duly executed and delivered by a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent.

(ii) Warrant Certificate. The Administrative Agent shall have received the executed Warrant Certificate (Funding Date), dated as of the Funding Date.

(iii) Security Documents.

(A) The Security Documents, including, without limitation, the Security Agreement, each Short‑Form IP Security Agreement and financing statements, duly executed and delivered by each of the Obligors and the other parties thereto.

(B) Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to the Funding Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iv) Opinion of Counsel. A favorable opinion, dated as of the Funding Date, of Sidley Austin LLP, counsel to each Obligor in form reasonably acceptable to the Administrative Agent and its counsel.

(v) Officer’s Certificate. A certificate, in form and substance satisfactory to the Administrative Agent, dated as of the Funding Date and signed by a Responsible Officer of the Borrower: (A) confirming compliance with the conditions set forth in subsections (d), (e) and (f) of this Section 6.02, (B) certifying that the applicable names, titles and officers of each Obligor have not changed since the Closing Date and (C) confirming that the Organizational Documents of each Obligor have not changed since the Closing Date.

(vi) If the Funding Date occurs more than thirty (30) days after the Closing Date:

(A) Good Standing Certificates. A good standing certificate and/or compliance certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation or organization, and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (except where failure to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Funding Date.

(B) Bringdown Lien Searches. The Administrative Agent shall be satisfied with bringdown Lien searches regarding the Obligors made prior to the Funding Date.

(b) Funding Fees and Expenses. The Lenders and their Affiliates shall have received for their own account, the Funding Fee and all fees, costs and expenses due (including applicable attorney costs and the reasonable and documented out‑of‑pocket fees and expenses of any other advisors to the Lenders) and payable pursuant to Section 13.03.

(c) Indebtedness. As of the Funding Date, after giving effect to the Transactions, no Obligor shall have any Indebtedness other than the Obligations, the Permitted Indebtedness and any Indebtedness specified on Schedule 7.13A. The Indebtedness evidenced by the Existing Credit Agreements shall have been repaid in full, all commitments (if any) in respect thereof terminated, all guarantees (if any) thereof discharged and released and all security therefor (if any) released, together with all fees and other amounts owing thereon, or documentation in form and substance reasonably satisfactory to the Administrative Agent to effect such release upon such repayment and termination shall have been delivered to the Administrative Agent.

(d) Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Funding Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(e) Required Equity Financing. The Borrower shall have raised new equity resulting in gross proceeds of at least $30,000,000, on terms reasonably satisfactory to the Administrative Agent.

(f) No Default. No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds therefrom.

Section 6.03. Conditions to Tranche B Loan; Tranche B Loan Borrowing Date. The obligation of each Lender to make the Tranche B Loan on the Tranche B Loan Borrowing Date shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Tranche B Loan hereunder):

(a) Tranche B Loan Commitment Termination Date. The Tranche B Loan Commitment Termination Date shall not have occurred.

(b) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.01(b)(ii) requesting the Borrowing of the Tranche B Loan duly executed by a Responsible Officer of the Borrower and the Borrower’s updated Schedules to this Agreement (if any), in form and substance reasonably satisfactory to the Administrative Agent.

(c) Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Tranche B Loan Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(d) No Default. No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds therefrom.

(e) Officer’s Certificate. A certificate, dated as of the Tranche B Borrowing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in subsections (c), (d) and (f) of this Section 6.03.

(f) Milestone. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Borrower has (i) achieved Net Revenue of at least $43,600,000 for any twelve (12) consecutive month period prior to the Tranche B Borrowing Date and (ii) received aggregate cash proceeds of at least $27,500,000 from the sale or issuance of Equity Interests of the Borrower prior to the Tranche B Borrowing Date.

(g) Expenses. The Lenders and their Affiliates shall have received for their own account, all fees, costs and expenses due (including applicable attorney costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Lenders) and payable pursuant to Section 13.03.

Section 6.04. Conditions to Tranche C Loan; Tranche C Loan Borrowing Date. The obligation of each Lender to make the Tranche C Loan on the Tranche C Loan Borrowing Date shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Administrative Agent (which satisfaction or waiver may be made simultaneously with the making of the Tranche C Loan hereunder):

(a) Tranche C Loan Commitment Termination Date. The Tranche C Loan Commitment Termination Date shall not have occurred.

(b) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.01(c)(ii) requesting the Borrowing of the Tranche C Loan duly executed by a Responsible Officer of the Borrower and the Borrower’s updated Schedules to this Agreement (if any), in form and substance reasonably satisfactory to the Administrative Agent.

(c) Representations and Warranties. The representations and warranties of the Obligors contained in Article 7 or any other Loan Document shall be true and correct in all material respects on and as of the Tranche C Loan Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(d) No Default. No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds therefrom.

(e) Officer’s Certificate. A certificate, dated as of the Tranche C Borrowing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in subsections (c), (d) and (f) of this Section 6.04.

(f) Milestone. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Borrower has achieved Net Revenue of at least $95,000,000 for any twelve (12) consecutive month period prior to the Tranche C Borrowing Date.

(g) Expenses. The Lenders and their Affiliates shall have received for their own account, all fees, costs and expenses due (including applicable attorney costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Lenders) and payable pursuant to Section 13.03.

The borrowing of the Term Loans shall constitute a certification by the Borrower to the effect that the conditions set forth in Section 6.02, 6.03 and 6.04, as applicable, have been fulfilled as of the Funding Date, the Tranche B Loan Borrowing Date or the Tranche C Loan Borrowing Date, as applicable.

Article 7

Representations and Warranties

In order to induce the Lenders to enter into this Agreement and to extend the Term Loans hereunder, each Obligor represents and warrants to the Lenders and the Administrative Agent, on the Closing Date (solely with respect to the Specified Representations), on the Funding Date, on the Tranche B Loan Borrowing Date and on the Tranche C Loan Borrowing Date, as applicable, that the following statements are true and correct:

Section 7.01. Power and Authority. Each Obligor and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (b) has all requisite corporate (or equivalent) power, (c) has all material Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (d) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to so qualify would not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect, and (e) has full power, authority and legal right to make and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Term Loans hereunder.

Section 7.02. Authorization; Enforceability. The Transactions are within each Obligor’s corporate (or equivalent) powers and have been duly authorized by all necessary corporate (or equivalent) action and, if required, by all necessary shareholder or other equity holder action. The Loan Documents have been duly executed and delivered by each Obligor party thereto and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.03. Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (i) prior to the Funding Date, those consents and approvals required by the Indebtedness set forth on Schedule 7.13(A) which is subject to the Refinancing, (ii) such as have been obtained or made and are in full force and effect and (iii) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (b) will not violate any applicable Requirement of Law or any applicable order of any Governmental Authority, in each case, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not violate the Organizational Documents of any Obligor other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (d) will not violate or result in a default under any Material Agreement, or give rise to a right thereunder to require any payment to be made by any such Person and (e) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.

Section 7.04. Financial Statements; Projections; Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore furnished to the Administrative Agent certain consolidated financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Obligors as of such dates and for such periods substantially in accordance with GAAP, subject to quarterly or year‑end adjustments and the absence of footnotes. As of the date of such financial statements, no Obligor has any material contingent liabilities, long‑term lease or unusual forward or long‑term commitments not disclosed in the aforementioned financial statements.

(b) Projections. On and as of the Closing Date, the projections of the Obligors (collectively, the “Projections”) are based on good faith estimates and reasonable assumptions made by the management of the Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, the management of the Borrower believes that the Projections are reasonable and attainable, as of the date prepared.

(c) No Material Adverse Change. Since December 31, 2021 no event, circumstance or change has occurred that has caused or evidences, either in individually or in the aggregate, a Material Adverse Change.

Section 7.05. Properties.

(a) Property Generally. With respect to all real and personal assets and properties of each Obligor and each of its Subsidiaries (other than Intellectual Property which is covered by clause (b) below), such Obligor and each of its Subsidiaries has valid fee simple title to, or valid leasehold or license interests in, all its real and personal Property material to its business, including all Product Assets, subject only to Permitted Liens and except as would not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. No Obligor or any Subsidiary thereof owns any real property in fee simple as of the Closing Date and the Funding Date.

(b) Intellectual Property.

(i) Schedule 7.05(b) lists, with respect to each Obligor, all United States and foreign registrations of and applications for Patents, Trademarks, Copyrights, and Industrial Designs that are Obligor Intellectual Property owned by or exclusively licensed to such Obligor, including the applicable jurisdiction, registration or application number and date, as applicable thereto, a designation as to whether it is Material Intellectual Property.

(ii) Each Obligor (A) owns or possesses all legal rights, title and interest in and to the Material Intellectual Property designated on Schedule 7.05(b) as being owned by such Obligor and (B) has the right to use the Material Intellectual Property licensed to such Obligor, in each case free and clear of any Liens or Claims of any kind, other than Permitted Liens, in each case, except as described in Schedule 7.05(b).

(iii) The Material Intellectual Property does not violate any license or infringe any valid and enforceable Intellectual Property right of another, that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(iv) Other than with respect to the Material Agreements, or as permitted by this Agreement, the Obligors have not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Material Intellectual Property owned by an Obligor, in whole or in part, to any Person who is not an Obligor.

(v) Other than as set forth on Schedule 7.05(b), the Obligors have not received any written communications in the past twelve (12) months, nor is there any pending or, to each Obligor’s knowledge, threatened action in writing, suit, proceeding or claim in writing by another, alleging that any of the Obligors has violated, infringed, diluted or misappropriated any Intellectual Property of another.

(vi) There is no pending or, to any Obligor’s knowledge, threatened action in writing, suit, proceeding or Claim in writing by another: (A) challenging an Obligor’s rights in or to any Material Intellectual Property owned by such Obligor; or (B) challenging the validity, enforceability or scope of any Material Intellectual Property owned by an Obligor.

(vii) Each Obligor has taken commercially reasonable precautions to protect the secrecy, confidentiality and value of the Material Intellectual Property (including without limitation, by requiring that all relevant current and former employees, contractors and consultants of the Obligors execute written confidentiality and Invention assignment Contracts).

(viii) Each Obligor has complied in all material respects with the terms of each Material Agreement pursuant to which Intellectual Property has been licensed to the Obligors (which material terms shall include, but not be limited to, pricing and duration of the agreement).

(ix) All maintenance fees, annuities, and the like due or payable on the Patents within the Material Intellectual Property owned by an Obligor and, to each Obligor’s knowledge, the Patents within the Material Intellectual Property licensed to such Obligor have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor, which would not reasonably be expected to result in a Material Adverse Change. All documents and instruments necessary to register or apply for or renew registration of all Patents, Trademarks and Copyrights within the Material Intellectual Property owned by an Obligor and, to each Obligor’s knowledge, the Material Intellectual Property licensed to such Obligor have been validly executed, delivered and filed in a timely manner with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(x) To each Obligor’s knowledge, (A) there are no material defects in the applicable applications for any of the Patents within the Material Intellectual Property owned by an Obligor and (B) no such Patents within the Material Intellectual Property owned by an Obligor have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

(xi) To each Obligor’s knowledge, no Obligor has received any written notice in the past twelve (12) months asserting that the Patents within the Material Intellectual Property owned by an Obligor are invalid, unpatentable or unenforceable and, to each Obligor’s knowledge, no Obligor has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent within the Material Intellectual Property.

(xii) Each employee and consultant with access to Material Intellectual Property has signed a written agreement assigning to the applicable Obligor all intellectual property rights that are created or developed by such employee or consultant, as applicable, on behalf of such Obligor with respect to such Obligor’s business as now conducted and as presently proposed to be conducted and confidentiality provisions protecting trade secrets and confidentiality information of the Obligors.

(xiii) To the knowledge of each Obligor, no third party is infringing upon or misappropriating any Material Intellectual Property, or violating any material license or agreement with such Obligor relating to any Material Intellectual Property.

Section 7.06. No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or enforcement proceeding pending or threatened in writing with respect to any Obligor by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. The operations and the real Property of the Obligors comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To each Obligor’s knowledge, there have been no conditions, occurrences or release of Hazardous Materials which would reasonably be expected to have a Material Adverse Effect.

(c) Labor Matters. No Obligor has engaged in unfair labor practices and there are no pending or, to any Obligor’s knowledge, threatened in writing labor actions, disputes, grievance or arbitration proceedings involving the employees of any Obligor, in each case that would reasonably be expected to have a Material Adverse Effect. There is no material strike or work stoppage in existence or threatened in writing against any Obligor and to the knowledge of such Obligor, no union organization activity is taking place.

Section 7.07. Compliance with Laws and Agreements.

(a) Each Obligor is in compliance with all Requirements of Law (including Healthcare Laws and Environmental Laws) and all Contracts binding upon it or its Property, except (other than with respect to Material Intellectual Property) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Without limiting the generality of the foregoing, except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i) Any financial relationships between or among the Borrower, any other Obligor, or any of their respective Subsidiaries, on the one hand, and any Person who is in a position to refer patients or other Federal Health Care Program to the Borrower, any other Obligor or any Subsidiaries (collectively a “Referral Source”), on the other hand, (A) comply with all applicable Healthcare Laws, (B) reflect fair market value, have commercially reasonable terms and were negotiated at arm’s length; and (C) do not obligate the Referral Source to purchase, use, recommend or arrange for the use of any products or services of the Borrower, any other Obligor, or any of their respective Subsidiaries in any manner that could reasonably be expected to constitute a violation of a state, federal or foreign health care fraud and abuse law. No Obligor, nor any of its respective Subsidiaries, directly or indirectly, has guaranteed a loan, made a payment toward a loan or otherwise subsidized a loan for any Referral Source including, without limitation, any loans related to financing the Referral Source’s ownership, investment or financial interest in any Obligor or any such Subsidiary in any manner that could reasonably be expected to constitute a violation of a state, federal or foreign health care fraud and abuse law.

(ii) Except as disclosed on Schedule 7.19(b) or 7.19(e), all Products have been developed, tested, manufactured, distributed, marketed and sold in compliance with all applicable FDA Laws, including, without limitation, all requirements relating to pre‑market notification, good manufacturing practices/quality system regulations (21 CFR Part 820), labeling, advertising, record‑keeping, and adverse event reporting.

(iii) The Borrower, each other Obligor, and each of their respective Subsidiaries are in compliance with the Physician Payments Sunshine Act (Section 6002 of the Affordable Care Act of 2010) and its implementing regulations and any applicable state disclosure and transparency laws.

(iv) To the extent any Obligor and any Subsidiary participates in or receives reimbursement from any Federal Health Care Program or other third-party payor program, each such Obligor and each such Subsidiary shall have the requisite provider number or authorization necessary to bill any third-party payor program in which it participates and there are no audits, inquiries, adjustments, appeals or recoupment efforts by any third-party payor program of or against any Obligor or Subsidiary with respect to any prior Claims, reports or billings.

(v) Each Obligor will maintain and adhere to a commercially reasonable compliance program designed to promote compliance with and to detect, prevent and address violations of all material Healthcare Laws (a “Health Care Compliance Program”). No Obligor or Subsidiary thereof is aware of any complaints from any employees, independent contractors, vendors, physicians, customers, patients or other persons that would reasonably be considered to indicate a violation of Healthcare Laws.

Section 7.08. Taxes. Each Obligor has timely filed or caused to be filed all federal income and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal income and other material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto substantially in accordance with GAAP.

Section 7.09. Full Disclosure. The Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is party, and all other matters to its knowledge, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as whole, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.10. Regulation.

(a) Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of the Term Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

Section 7.11. Solvency. The Obligors, on a consolidated basis, are, and, immediately after giving effect to the Borrowings, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.

Section 7.12. Subsidiaries. Except as set forth on Schedule 7.12 (as such Schedule may be updated by Borrower from time to time), Borrower has no direct or indirect Subsidiaries. For the avoidance of doubt, the Borrower does not have any direct or indirect Subsidiaries as of the Closing Date and the Funding Date.

Section 7.13. Indebtedness and Liens. Set forth on Schedule 7.13A is a complete and correct list of all Indebtedness of each Obligor that exceeds $50,000 as of the Closing Date (other than Permitted Indebtedness and Indebtedness evidenced by the Existing Credit Agreements). Set forth on Schedule 7.13B is a complete and correct list of all Liens described in Section 9.02(b) granted by an Obligor with respect to its respective Property and outstanding as of the Closing Date (other than liens incurred in connection with the Existing Credit Agreements).

Section 7.14. Material Agreements. Set forth on Schedule 7.14 (as such Schedule may be updated by the Borrower from time to time) is a complete and correct list of (a) each Material Agreement and (b) each Contract creating or evidencing any Material Indebtedness. Accurate and complete copies of each such Contract listed on such schedule have been made available to the Administrative Agent. No Obligor is in default in any respect under any such Material Agreement or such Contract, in each case, other than bona fide disputes and defaults which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect creating or evidencing any Material Indebtedness listed on such schedule, and no Obligor has knowledge of any default in any material respect by any counterparty to such Material Agreement or such Contract. Except as otherwise disclosed on Schedule 7.14 (as such Schedule may be updated by the Borrower from time to time), all material vendor purchase agreements and provider Contracts of the Obligors, and all Material Agreements including a grant of rights under any Intellectual

Property to an Obligor, are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.

Section 7.15. Restrictive Agreements. None of the Obligors is party to any Restrictive Agreement, except (a) those listed on Schedule 7.15 or otherwise permitted under Section 9.11, (b) restrictions and conditions imposed by Law or by the Loan Documents, (c) any stockholder agreement, investor rights agreement, charter, bylaws or other Organizational Documents of an Obligor, and (d) limitations associated with Permitted Liens.

Section 7.16. Real Property. No Obligor or any of its Subsidiaries owns or leases (as tenant thereof) any real Property on the date hereof, except as described on Schedule 7.16.

Section 7.17. Pension and Other Benefit Plans. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, and (b) all Multiemployer Plans. Except as would not, in the aggregate, have a Material Adverse Effect, (i) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (ii) there are no existing or pending (or to the knowledge of any Obligor or Subsidiary thereof, threatened) Claims (other than routine Claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigations involving any Benefit Plan, and (iii) no ERISA Event has occurred or is reasonably expected to occur.

Section 7.18. Collateral; Security Interest.

(a) Each Security Document is effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document, subject to Permitted Liens. The Security Documents collectively are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Collateral, which upon the filing of financing statements and other similar statements filed in the appropriate offices, such security interests are perfected security interests (subject only to Permitted Liens) to the extent that such perfection may be obtained by such filing.

(b) In the case of any location as to which (i) Collateral with a value in excess of $500,000 is located or (ii) an Obligor maintains its chief executive office, the Obligors will use commercially reasonable efforts to provide the Administrative Agent with a Collateral Access Agreement from the applicable landlord, bailee or similar Person within sixty (60) days after the Funding Date or sixty (60) days after the date such Collateral is so located.

Section 7.19. Regulatory Approvals.

(a) Except as set forth on Schedule 7.19(a), each Obligor and each of its Subsidiaries holds either directly or through licensees and agents, all Regulatory Approvals and Permits necessary or required for each Obligor and its Subsidiaries to conduct all material Product Development and Commercialization Activities conducted by such Obligor and its respective Subsidiaries with respect to the Products.

(b) Set forth on Schedule 7.19(b) is a complete and accurate list as of the date hereof of all Regulatory Approvals referred to in clause (a) above, if any, setting forth (on a per Product basis) the Obligor that holds such Regulatory Approval and identifying the Product related to such Regulatory Approval. All such Regulatory Approvals are (i) legally and beneficially owned exclusively by the Obligor identified on Schedule 7.19(b), free and clear of all Liens other than Permitted Liens, (ii) validly registered and on file with the applicable Regulatory Authority, in material compliance with all registration, filing and maintenance requirements (including any fee requirements) thereof, and (iii) in good standing, valid and enforceable with the applicable Regulatory Authority. All required and material notices, registrations and listings, supplemental applications or notifications, reports (including annual reports, field alerts, Device reports or other reports of adverse experiences) and all other required and material filings with respect to the Products or any related Product Development and Commercialization Activities by such Obligor have been filed with the FDA and all other applicable Governmental Authorities.

(c) (i) All material regulatory filings required by any Regulatory Authority or in respect of any Regulatory Approval or Product Authorization with respect to any Product or any Product Development and Commercialization Activities by such Obligor have been made, and all such filings are complete and correct in all material respects and have complied in all material respects with all applicable Requirements of Law, (ii) all clinical and pre‑clinical trials, if any, of investigational Products have been and are being conducted by each Obligor according to all applicable Requirements of Law in all material respects along with appropriate monitoring of clinical investigator trial sites for their compliance, and (iii) each Obligor has disclosed to the Lenders all such material regulatory filings and, to the extent reasonably requested by the Administrative Agent, any written material communications between representatives of each Obligor and any Regulatory Authority.

(d) Each Obligor and, to each Obligor’s knowledge, each of its agents are in compliance in all material respects with all applicable statutes, rules and regulations (including all Regulatory Approvals and Product Authorizations) of all applicable Governmental Authorities, including the FDA and all other Regulatory Authorities, with respect to each Product and all Product Development and Commercialization Activities by such Obligor related thereto. Each Obligor has and maintains in full force and effect all the necessary and requisite Regulatory Approvals and Product Authorizations for its Products. Each Obligor is in compliance in all material respects with all applicable registration and listing requirements set forth in all applicable FDA Laws or equivalent regulation of each other Governmental Authority having jurisdiction over such Person. Each Obligor adheres in all material respects to all applicable regulations of all Regulatory Authorities with respect to the Products and all Product Development and Commercialization Activities by such Obligor related thereto.

(e) Except as set forth on Schedule 7.19(e), (i) no Obligor has received from any Regulatory Authority any notice of adverse findings with respect to any Product or any Product Development and Commercialization Activities by such Obligor related thereto, including any FDA Form 483 inspectional observations, notices of violations, warning letters, criminal proceeding notices under Section 305 of the FD&C Act, or any other similar communication from any Regulatory Authority, (ii) there have been no seizures conducted or, to each Obligor’s knowledge, threatened by any Regulatory Authority with respect to any Product, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts conducted, requested or, to any Obligor’s knowledge, threatened by any Regulatory Authority with respect to any Product, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts have been conducted, requested or, to each Obligor’s knowledge, threatened by any Regulatory Authority relating to any Product, and (iii) no Obligor has received any written notification that remains unresolved from the FDA or any other Regulatory Authority indicating any breach or violation of any applicable Product Authorization or Regulatory Approval, including that any Product is misbranded or adulterated as defined in the FD&C Act or the rules and regulations promulgated thereunder, in each case of (i), (ii) and (iii) that has had, or would reasonably be expected to have, a Material Adverse Effect.

(f) Neither any Obligor nor, to any Obligor’s knowledge, any officer, employee or agent thereof, has made an untrue statement of a material fact or fraudulent statements to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made (or was not made), would reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(g) No Obligor has received any written notice that the FDA or any other applicable Regulatory Authority has commenced or initiated, or, to the knowledge of any such Obligor, threatened to commence or initiate, any action to withdraw any Regulatory Approval or Product Authorization or requested the recall of any Products or commenced or initiated or, to the knowledge of such Obligor, threatened to commence or initiate, any action to enjoin any Product Development and Commercialization Activities of such Obligor.

(h) The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by each Obligor, or in respect of which any Products or Product candidates under development have participated, were (and if still pending, are) being conducted materially in accordance with standard medical and scientific research procedures and all applicable Product Authorizations. Each Obligor has operated within, and currently is in compliance in all material respects with, all applicable Laws, Product Authorizations and Regulatory Approvals, as well as the rules and regulations of the FDA and each other Regulatory Authority. No Obligor has received any notices or other correspondence from the FDA or any other Regulatory Authority requiring the termination or suspension of any clinical, preclinical, safety or other studies or tests used to support regulatory clearance of, or any Product Authorization or Regulatory Approval for, any Product.

(i) No material debarment or exclusionary Claims, actions, proceedings or investigations in respect of any Obligor’s business is pending, or to such Obligor’s knowledge, threatened in writing against such Obligor or its officers, employees or agents. No Obligor or, to such Obligor’s knowledge, any officer, employee or agent of such Obligor, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment or exclusion pursuant to (i) Section 335a of the FD&C Act or (ii) any similar applicable Law.

Section 7.20. Capitalization. All of the issued and outstanding securities of each Obligor have been duly authorized, are validly issued, fully paid, and non‑assessable. As of the Funding Date and except as set forth on Schedule 7.20, there are no outstanding or authorized options, warrants (other than the Warrant Certificate (Funding Date)), purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that would require the Obligors to issue, sell, or otherwise cause to become outstanding any of their ownership interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Obligors. None of the Equity Interests in any Obligor has been mortgaged, assigned or pledged in favor of any Person, other than pursuant to the Security Agreement.

Section 7.21. Insurance. Each Obligor has obtained (and is maintaining), insurance for its assets (including the Collateral) and business as required under the Loan Documents.

Section 7.22. Certain Fees. Except as described on Schedule 7.22, no broker’s or finder’s fee will be payable in connection with the execution and delivery of this Agreement.

Section 7.23. Economic Sanctions Laws. Obligors and, to the knowledge of the Obligors, any director, officer or employee of an Obligor acting on behalf of the Obligors, are in compliance with Economic Sanctions Laws.

Section 7.24. Anti‑Corruption Laws. No Obligor nor any of its Subsidiaries has, nor, to the knowledge of any Responsible Officer of any Obligor, has any director, officer, agent or employee of any Obligor acting on behalf of such Obligor (a) taken any action, directly or indirectly, that would result in a violation by such Persons of the Anti‑Corruption Laws, (b) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment or (c) been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.

Section 7.25. Anti-Terrorism Laws. The Obligors (a) have taken reasonable measures to ensure compliance with applicable Economic Sanctions Laws and Anti‑Terrorism Laws, (b) are not Designated Persons and (c) have not used any part of the proceeds from any advance on behalf of any Designated Person or has not used, directly by it or indirectly through any Subsidiary, such proceeds in connection with any investment in, or any transactions or dealings with, any Designated Person.

Section 7.26. Royalty and Other Payments. Except as set forth on Schedule 7.26, no Obligor, nor any of its Subsidiaries, is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment in respect of any Product, in an amount in excess of $1,500,000 in the aggregate.

Article 8

Affirmative Covenants and Financial Covenants

Each Obligor covenants and agrees with the Lenders that, commencing with the Funding Date and until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations and contingent and unmatured indemnity and expense reimbursement obligations) have been paid in full in cash:

Section 8.01. Financial Statements and Other Information. It will furnish to the Administrative Agent for distribution to the Lenders:

(a) (i) as soon as available and in any event within five (5) Business Days following the date the Borrower is required to file its Form 10-Q with the SEC (commencing with the fiscal quarter ending March 31, 2023) (other than each fiscal quarter ended December 31st), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail together with (A) a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared substantially in accordance with GAAP consistently applied, subject to changes resulting from normal quarterly or year‑end adjustments and except for the absence of footnotes and (B) a management’s discussion and analysis of the financial condition and results of operations, including the Borrower and its Subsidiaries’ liquidity and capital resources; provided that documents required to be furnished pursuant to this Section 8.01(a)(i) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” so long as such filings include quarterly income statements, balance sheets and cash flow statements and (ii) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter ending December 31st, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter, setting forth in comparative form the corresponding figures for the fiscal quarter ending December 31st of the previous fiscal year, all in reasonable detail and prepared substantially in accordance with GAAP consistently applied, subject to changes resulting from normal quarterly or year‑end adjustments and except for the absence of footnotes;

(b) as soon as available and in any event within five (5) Business Days following the date Borrower is required to file its Form 10-K with the SEC (commencing with the fiscal year ending December 31, 2022), the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statement of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, prepared substantially in accordance with GAAP consistently applied, all in reasonable detail accompanied by (i) a report and opinion thereon of KPMG LLP or another firm of independent certified public accountants of recognized national standing which report and opinion shall be prepared in accordance with generally accepted auditing standards and, commencing with the fiscal year ending December 31, 2023, shall not be subject to any “going concern” or like qualification or exception audit (other than (A) with respect to, or resulting solely from the upcoming Stated Maturity Date occurring within one year from the time such report is delivered or (B) with respect to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components) or any qualification or exception as to the scope of such audit or related to the maturity of the Term Loans and (ii) a management’s discussion and analysis of the financial condition and results of operations, including the Obligors’ liquidity and capital resources; provided that, so long as the Borrower is a Publicly Reporting Company, the Borrower’s filing of an annual report with the SEC shall be deemed to satisfy the requirements of this Section 8.01(b) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;

(c) concurrently with the notification that the reports described in Section 8.01(a) and 8.01(b) are available, a compliance certificate of a Responsible Officer of the Borrower as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) which, for purposes of clarification, shall (i) confirm the Obligors’ compliance with Section 8.11 and Section 8.15, (ii) state the representations and warranties made by the Obligors in Article 7 are true and correct in all material respects on and as of the date thereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects (and if a representation and warranty is untrue or incorrect, state the proposed actions that the Obligors intend to take in connection with such untrue or incorrect representation and warranty), (iii) confirm that no Default or Event of Default is continuing (and if a Default or Event of Default has occurred and is continuing state the proposed actions that the Obligors intend to take in connection with such Default or Event of Default), (iv) for Compliance Certificates delivered at the end of any fiscal year, attach updated Schedules (if any) to this Agreement and (v) provide a copy of any new Material Agreement; provided that the Borrower’s filing of any such material with the SEC shall be deemed to satisfy the requirements of this Section 8.01(c)(v) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto; provided further, notwithstanding the foregoing, Compliance Certificates delivered in connection with Section 8.01(a)(ii) shall only be required to confirm the Obligor’s compliance with Section 8.11 and Section 8.15;

(d) promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which an Obligor is subject concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;

(e) the information regarding insurance maintained by Obligors as and when required under Section 8.05;

(f) promptly following the Lenders’ written request at any time, proof of the Obligors’ compliance with Section 8.15(a), which may include statements showing the current balance of each account of the Obligors holding Unrestricted Cash necessary to establish compliance with Section 8.15(a);

(g) within ten (10) days of delivery, copies of all periodic reports distributed by the Borrower to its shareholders generally; provided that (i) any such material may be redacted by the Borrower to exclude information relating to the Loan Documents or the Lenders and (ii) the Lenders shall not be entitled to receive statements, reports and notices relating to topics that (A) are subject to attorney‑client privilege or (B) present a conflict of interest for the Lenders; provided that, so long as the Borrower is a Publicly Reporting Company, the Borrower’s filing of any such material with the SEC shall be deemed to satisfy the requirements of this Section 8.01(g) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto;

(h) a financial forecast for the Borrower and its Subsidiaries for each fiscal year, including forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries (the “Financial Plan”), all of which shall be prepared on a consolidated basis and delivered not later than February 28 of such fiscal year;

(i) within five (5) Business Days following any Lender’s written request, certification that such Obligor is not a passive foreign investment company (“PFIC”) within the meaning of Sections 1291 through 1297 of the Code, or, if such Obligor determines that it is a PFIC, such information as would allow the Lender to make a qualified electing fund election with respect to the Equity Interest of the Obligor; and

(j) so long as the Borrower is a Publicly Reporting Company, the Borrower shall within five (5) Business Days of the Borrower filing, provide access (via posting and/or links on the Borrower’s web site) to all reports on Form 10-K and Form 10-Q filed with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange; and within five (5) Business Days of filing, provide notice and access (via posting and/or links on the Borrower’s web site) to all reports on Form 8-K filed with the SEC, and copies of (or access to, via posting and/or links on the Borrower’s web site) all other reports, proxy statements and other materials filed by the Borrower with the SEC, any Governmental Authority succeeding to any of the functions of the SEC or with any national securities exchange.

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 8.01) to any third party.

Section 8.02. Notices of Material Events. It will furnish to the Administrative Agent for distribution to the Lenders written notice of the following promptly after a Responsible Officer of Borrower and its Subsidiaries first learns of the existence of:

(a) promptly after the occurrence of any Default or Event of Default;

(b) within three (3) Business Days after the occurrence of any Casualty Event with respect to any Obligor’s Property resulting in a Loss, to the extent not covered by insurance, aggregating $250,000 or more;

(c) (i) prior to the execution of a definitive agreement for any proposed Acquisition by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws in excess of $250,000, and (ii) in each case, to the extent that any of the following would reasonably be expected to result in liability in excess of $1,000,000: (A) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (B) all actions, suits, Claims, notices of violation, hearings, investigations or proceedings pending, or threatened in writing against or affecting any Obligor or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d) within three (3) Business Days of obtaining written notice or knowledge thereof, the assertion of any environmental matter by any Person in writing against, or with respect to the activities of, any Obligor or any of its Subsidiaries and any alleged violation of or non‑compliance with any Environmental Laws or any Permits, licenses or authorizations, in each case, which would reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect;

(e) within three (3) Business Days of obtaining notice to an Obligor of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or directly affecting any Obligor or any of its Subsidiaries, in each case, that would reasonably be expected to result in a Material Adverse Effect;

(f) (i) within ten (10) days after receipt by any Obligor from the PBGC of a notice of intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten (10) days, after any Responsible Officer of any Obligor knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g) within ten (10) Business Days of obtaining written notice or knowledge thereof, (i) the termination of any Material Agreement (other than in the Ordinary Course of Business); (ii) the receipt by any Obligor or any of its Subsidiaries of a written notice under any Material Agreement (and a copy thereof) asserting a default by such Obligor or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Material Agreement; (iii) the entering into any new Material Agreement by an Obligor (and a copy thereof, solely to the extent such Material Agreement is not made publicly available on “EDGAR”); or (iv) any amendment to a Material Agreement that would be materially adverse to the Lenders (and a copy thereof) (which includes, but is not limited to, any amendments to provisions relating to pricing and term); provided that notices required under this subsection (g) may be delivered with the next Compliance Certificate unless any of the foregoing events would reasonably be expected to have a Material Adverse Effect;

(h) within three (3) Business Days of obtaining written notice or knowledge thereof, any product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by any Obligor or any of its Subsidiaries, whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product;

(i) within five (5) Business Days of obtaining written notice or knowledge thereof, any infringement or other violation by any Person of any Obligor Intellectual Property that would reasonably be expected to result in a Material Adverse Effect;

(j) within five (5) Business Days of obtaining written notice or knowledge thereof, a material licensing agreement or arrangement entered into by any Obligor or any of its Subsidiaries in connection with any infringement or alleged infringement of the Intellectual Property of another Person that would reasonably be expected to have a Material Adverse Effect;

(k) within five (5) Business Days of obtaining written notice or knowledge thereof, any written Claim by any Person that the conduct of any Obligor’s (or any Subsidiary thereof) business, including the development, manufacture, use, sale or other commercialization of any Product, infringes any Intellectual Property of such Person, except to the extent any such Claim would not reasonably be expected to result in a Material Adverse Effect;

(l) the distribution of reports and notices as and when required by the Security Documents;

(m) within thirty (30) days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(n) within five (5) Business Days of the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving an Obligor (or any Subsidiary thereof) that would reasonably be expected to have a Material Adverse Effect;

(o) within five (5) Business Days of any other failure to pay or any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(p) within five (5) Business Days of the acceleration of the maturity of any Material Indebtedness owed by any Obligor or of any default by Obligors under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could, in the reasonable opinion of the Borrower, cause a Material Adverse Effect;

(q) within five (5) Business Days of the failure to pay any Taxes or obligations that are not paid in accordance with Section 8.04;

(r) concurrently with the delivery of financial statements under Section 8.01, the creation or other acquisition of any Intellectual Property by any Obligor or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority; and

(s) five (5) Business Days prior to any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to the Lenders an updated Schedule 7 to the Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change.

The specified time periods in this Section 8.02 shall begin accruing after a Responsible Officer of an Obligor first learns of the existence of a circumstance requiring notice.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto; provided that, so long as the Borrower is a Publicly Reporting Company, the Borrower’s filing of notice of any such event with the SEC shall be deemed to satisfy the requirements of this Section 8.02 on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto.

Notwithstanding any contrary provision of this Agreement or any other Loan Document (including, without limitation, Sections 8.01 and 8.02), so long as the Borrower is a Publicly Reporting Company, in the event that the Administrative Agent provides notice to the Borrower that it no longer desires to receive any information that constitutes material non-public information, the Obligors shall not be required to provide any information pursuant to the terms hereof or thereof unless the Borrower is disclosing such information pursuant to a filing with the SEC; provided that notwithstanding the foregoing, the Obligors shall at all times comply with Section 8.01(c) and 8.02(a).

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 8.02) to any third party.

Section 8.03. Existence; Maintenance of Properties.

(a) It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, plan of arrangement, consolidation, liquidation or dissolution permitted under Section 9.03.

(b) Each Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all rights, licenses, Permits, privileges and franchises material to the conduct of its business, and maintain and preserve all of its assets and properties, including all Product Assets, necessary to the conduct of its business in good working order and condition, except for ordinary wear and tear and damage from casualty or condemnation and, with respect to Intellectual Property, abandonment, lapse or other disposition of Intellectual Property in the Ordinary Course of Business that is, in the reasonable good faith judgment of such Obligor, immaterial to the business of such Obligor, no longer economically practicable or commercially desirable to maintain or used or useful in the business of such Obligor, or the expiration of such Intellectual Property is in accordance with its statutory term (provided that such term is not renewable), except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(c) Each Obligor shall use commercially reasonable efforts to cause each new employee and each contractor with access to Material Intellectual Property to execute and deliver a customary confidentiality, non-disclosure and Intellectual Property assignment agreement that includes a waiver or moral rights to the extent permitted by Law and such agreements are customary in the applicable jurisdiction.

(d) The Borrower shall maintain sufficient authorized but unissued share capital to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the outstanding rights represented by the Warrant Certificates.

Section 8.04. Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay and discharge (a) all federal income and other material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful Claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any properties or assets of any Obligor, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such Claims, are being contested in good faith by appropriate proceedings and are adequately reserved against substantially in accordance with GAAP, (b) all lawful Claims which, if unpaid, would by Law become a Lien upon its Property not constituting a Permitted Lien and (c) all other obligations if the failure to discharge such obligation would reasonably be expected to result in a Material Adverse Effect.

Section 8.05. Insurance. At its own cost and expense, it will, and will cause each of its Subsidiaries, to obtain and maintain, with financially sound and reputable insurers, insurance of the kinds, and in the amounts, as are consistent with customary practices and standards of its industry in the same or similar locations, it being understood and agreed that the insurance held by the Obligors on the Closing Date is deemed to fulfill this requirement on the date hereof. All of the insurance policies required pursuant to this Section 8.05 will name the Administrative Agent as a “lender’s loss payee,” “additional insured” or “mortgagee,” as applicable and as its interests may appear. The

Borrower will use its commercially reasonable efforts to ensure, or to cause others to ensure, that all insurance policies required pursuant to this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any policy be materially changed in a manner adverse to the insured Person without at least thirty (30) days’ written notice (or ten (10) days’ written notice if termination is due to non-payment) to the insured Person and the Administrative Agent. Receipt of notice of termination or cancellation of any such insurance policies shall entitle the Administrative Agent to renew any such policies, all in accordance with the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower (payable within three (3) Business Days of the Borrower’s receipt of written demand therefor) and, unless an Event of Default has occurred and is continuing, with the prior written consent of the Borrower (such consent not to be unreasonably withheld). The amount of any such expenses shall accrue interest at the Default Rate if not paid when due and shall constitute “Obligations.” All of the insurance policies required hereby will be evidenced by one or more certificates of insurance, together with appropriate lender’s loss payee or additional insured clauses or endorsements in favor of the Administrative Agent as required by this Section 8.05, delivered to the Administrative Agent on or before the Closing Date (or, with respect to such endorsements, within the time period set forth in Section 8.18) and at such other times as the Administrative Agent may request from time to time.

Section 8.06. Books and Records; Inspection Rights. It will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. It will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice and at reasonable times, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and with reasonable advance notice as the Administrative Agent may request. It will, and will cause each of its Subsidiaries to, pay all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent (a) so long as no Default has occurred and is continuing, for no more than two (2) such inspections each calendar year and (b) during a continuing Default, all such inspections.

During the course any inspections, audits and other visits and discussions permitted under this Section 8.06 or elsewhere under the Loan Documents, representatives of the Administrative Agent (or any Lender (or their respective representatives or contractors)) may encounter individually identifiable healthcare information as defined under HIPAA, or other confidential information relating to healthcare patients (collectively, the “Confidential Healthcare Information”). Unless otherwise required by any applicable laws, the Administrative Agent, the Lenders and their representatives shall not require or perform any act that would cause the Borrower or any other Person to violate any Healthcare Laws, including HIPAA, including, without limitation, as a result of the disclosure of any Confidential Healthcare Information. In the event that the Administrative Agent (or any Lender (or their respective representatives or contractors)) proposes to undertake activities that the Borrower reasonably believes would constitute services of a “business associate” under HIPAA, including the disclosure of any protected Confidential Healthcare Information, the parties hereto agree to review the matter and, where appropriate, the Administrative Agent (or applicable Lender (or such respective representatives or contractors)) may take action to comply with HIPAA, and shall, upon the Borrower’s reasonable request and at the Borrower’s expense, execute a business associate agreement with the applicable Person.

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 8.06) to any third party.

Section 8.07. Compliance with Laws.

(a) It will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all Requirements of Law (including Healthcare Laws and Environmental Laws) and (ii) comply in all material respects with all terms of outstanding Indebtedness and all Material Agreements, except (other than with respect to Material Intellectual Property) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each Obligor will maintain, and will cause each of its Subsidiaries to maintain, all records required to be maintained by a Governmental Authority or otherwise under any applicable Healthcare Law, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) Each Obligor will maintain, and will cause each of its Subsidiaries to maintain, in all material respects, a Health Care Compliance Program, which will be reviewed and updated annually, as necessary.

Section 8.08. Licenses. It will, and will cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.09. Action under Environmental Laws. It will, and will cause each of its Subsidiaries to, upon a Responsible Officer becoming aware of the release of any Hazardous Materials in violation of any applicable Environmental Laws or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be required by applicable Law to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither an Obligor nor any Subsidiary shall be required to undertake any such investigation, clean up, removal, containment, remediation or other corrective action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 8.10. Use of Proceeds. The proceeds of the Term Loans will be used only as provided in Section 2.05. No part of the proceeds of the Term Loans will be used, whether directly or indirectly, for any purpose that violates any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 8.11. Certain Obligations Respecting Subsidiaries; Further Assurances; Intellectual Property.

(a) Subsidiaries. It will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that any Obligor shall form or acquire any new

Subsidiary, it and its Subsidiaries will promptly and in any event within thirty (30) days (or such longer time as consented to by the Administrative Agent in writing) of the formation or Acquisition of such Subsidiary:

(i) cause such new Subsidiary to become a “Guarantor” hereunder, and a “Grantor” under the Security Documents, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering originals of any certificated Equity Interests of such Subsidiary, together with original, executed, undated transfer powers executed in blank and originals of any intercompany notes with undated endorsements executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Liens) Liens on substantially all of the personal Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii) to the extent that the parent of such Subsidiary is not a party to the Security Documents or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Documents and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders, in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have requested.

(b) Further Assurances. It will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested in writing by the Majority Lenders to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, it will, and will cause each Person that is required to be a Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested in writing by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens (subject to Permitted Liens) in substantially all of the personal Property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

(c) Intellectual Property. In the event that any Obligor creates, develops or acquires Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such creation, development or acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). In the event that any Obligor holds or acquires Obligor Intellectual Property during the term of this Agreement, then, upon the request of the Administrative Agent, such Obligor shall take any action as shall be reasonably necessary and reasonably requested by the Administrative Agent to ensure that the provisions of this Agreement and the Security Agreement shall apply thereto and any such Obligor Intellectual Property shall constitute part of the Collateral under the Security Documents.

Section 8.12. Termination of Non‑Permitted Liens. In the event that any Responsible Officer of any Obligor shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of any Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall use its best efforts to promptly terminate or cause the termination of such Lien.

Section 8.13. Non-Consolidation. The Borrower will cause each of its Subsidiaries (other than an Obligor) to, (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity and (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity.

Section 8.14. Anti‑Terrorism and Anti‑Corruption Laws. No Obligor shall engage in any transaction that violates any of the applicable prohibitions set forth in any Economic Sanctions Law, Anti‑Terrorism Law, or any Anti-Corruption Law. None of the funds or assets of such Obligor or any Subsidiary that are used to repay the Term Loans shall constitute property of, or shall be beneficially owned by, any Designated Person or, to such Obligor’s knowledge, be the direct proceeds derived from any transactions that violate the prohibitions set forth in any applicable Economic Sanctions Law, and no Designated Person shall have any direct or indirect interest in such Obligor insofar as such interest would violate any Economic Sanctions Laws applicable to such Obligor.

Section 8.15. Financial Covenants.

(a) Minimum Liquidity. The Borrower shall ensure that the Obligors shall have aggregate Unrestricted Cash of not less than $2,500,000 at all times.

(b) Minimum Net Revenue. As of the end of the fiscal quarter ended March 31, 2023, and each fiscal quarter thereafter, the Obligors shall maintain, on a consolidated basis, Net Revenue as agreed to in writing between the Borrower and the Administrative Agent from time to time.

Section 8.16. Maintenance of Regulatory Approvals, Contracts and Intellectual Property. Each Obligor will, and will cause each of its Subsidiaries (to the extent applicable) to:

(a) maintain in full force and effect all CLIA laboratory certifications or accreditations, Regulatory Approvals (including the Product Authorizations), Material Agreements, or other rights necessary for the current operations of such Obligor’s or such Subsidiary’s business, as the case may be, except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(b) maintain in full force and effect all Material Intellectual Property that is used in and necessary for current operations; and

(c) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new, Material Intellectual Property that is used in and necessary in connection with any Product Development and Commercialization Activities by such Obligor relating to any such Product.

Section 8.17. Cash Management. It will, and will cause each of their Subsidiaries to:

(a) subject to Section 8.18, maintain all Deposit Accounts, Securities Accounts, Commodity Accounts and lockboxes (other than Excluded Accounts) with a bank or financial institution that has executed and delivered to the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such Deposit Account, Securities Account, Commodity Account and lockbox, a “Controlled Account”);

(b) subject to Section 8.18, deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments greater than $75,000 in the aggregate at any time made in respect of any and all accounts and other rights and interests into Controlled Accounts; and

(c) No Obligor shall deposit any funds to a Segregated Health Care Account or direct or permit any other Person to deposit any funds to a Segregated Health Care Account, other than funds received from third-party payer payments pertaining to clinical diagnostic testing claims including those received from Federal Health Care Programs. Subject to Section 8.18, the Obligors shall cause all amounts deposited into the Segregated Health Care Accounts to be automatically swept on a daily basis to a Controlled Account pursuant to a Sweep Agreement. Any such Sweep Agreement will require such depository bank to waive all of its existing and future rights of recoupment and set-off and banker’s lien against any Segregated Health Care Accounts, but shall permit such depository bank to maintain its existing and future rights of recoupment and set-off and banker’s lien against any Controlled Account.

Section 8.18. Post-Funding Obligations. The Obligors will provide the items set forth in Schedule 8.18 within the time periods set forth therein.

Article 9

Negative Covenants

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, commencing on the Funding Date and until the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations and contingent and unmatured indemnity and expense reimbursement obligations) have been paid in full in cash:

Section 9.01. Indebtedness. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 7.13A;

(c) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business;

(d) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by an Obligor or any of its Subsidiaries in the Ordinary Course of Business;

(e) unsecured Indebtedness of an Obligor to any other Obligor; provided such Indebtedness is pledged to the Administrative Agent for the benefit of the Lenders under the Security Agreement and otherwise subordinate in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent in its reasonable discretion;

(f) Guarantees by any Obligor of Indebtedness of any other Obligor;

(g) purchase money Indebtedness and Capital Lease Obligations; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, (ii) in the case of purchase money Indebtedness, such Indebtedness shall not constitute less than 75% of the aggregate consideration paid with respect to such asset and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $1,500,000 at any time;

(h) unsecured (other than any non-consensual Liens) workers’ compensation Claims, payment obligations in connection with health, disability or other types of social security or other employee related benefits, unemployment or other insurance obligations (including premiums related thereto), reclamation and statutory obligations, in each case incurred in the Ordinary Course of Business;

(i) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the Ordinary Course of Business;

(j) Indebtedness under Hedging Agreements permitted pursuant to Section 9.05(f);

(k) Indebtedness approved in advance in writing by the Majority Lenders;

(l) Indebtedness of the Borrower and its Subsidiaries with respect to overdrafts or corporate credit cards not to exceed $250,000 at any time outstanding;

(m) the Milestone Payments together with any interest accruing with respect thereto;

(n) so long as no Default shall have occurred and is continuing at the time of such Indebtedness is incurred, or after giving effect thereto, other unsecured Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(o) Indebtedness of Borrower and/or any Subsidiary (i) pursuant to tenders, statutory obligations (including health, safety and environmental obligations), bids, leases, governmental contracts, trade contracts, surety, indemnity, stay, customs, judgment, appeal, performance, completion and/or return of money bonds or guaranties, contract manufacturer obligations or other similar obligations incurred in the Ordinary Course of Business, and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items in the Ordinary Course of Business;

(p) Indebtedness in respect of any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transfers, netting services, overdraft protections and other cash management and similar arrangements, in each case, in the Ordinary Course of Business;

(q) customer deposits and advance payments received in the Ordinary Course of Business from customers for goods and services purchased in the Ordinary Course of Business;

(r) Indebtedness consisting of the deferred obligations to pay insurance premiums in respect of insurance policies pursuant to Section 8.05 insuring assets or businesses of an Obligor written or arranged in such Obligor’s Ordinary Course of Business and which are payable within one (1) year;

(s) Indebtedness incurred in connection with letters of credit that are secured solely by cash or Permitted Cash Equivalent Investments and issued on behalf of the Borrower in the Ordinary Course of Business in an aggregate amount outstanding not to exceed $1,000,000 at any time;

(t) Indebtedness constituting of deposits or prepayments received from customers in the Ordinary Course of Business; and

(u) Permitted Refinancings of any of the foregoing clauses (b) through (t).

Section 9.02. Liens. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned by it, except:

(a) Liens securing the Obligations;

(b) any Lien on any Property of any Obligor existing on the date hereof and set forth in Schedule 7.13B; provided that (i) no such Lien shall extend to any other Property of such Obligor and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral described in Section 9.01(g);

(d) Liens imposed by Law which were incurred in the Ordinary Course of Business, including (but not limited to) carriers’, warehousemen’s, landlords’ and mechanics’ Liens, Liens relating to leasehold improvements and other similar liens arising in the Ordinary Course of Business and which (i) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens and for which adequate reserves have been made if required substantially in accordance with GAAP;

(e) Liens, pledges or deposits made in the Ordinary Course of Business in connection with bids, grant applications, Contracts, leases, surety, performance and appeal bonds, workers’ compensation, unemployment insurance or other similar social security or employment Laws;

(f) Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(g) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any of the Obligors;

(h) bankers’ Liens, rights of setoff and similar Liens incurred on deposits in the Ordinary Course of Business or otherwise arising in connection with the Obligors’ Deposit Accounts or Securities Accounts or credit card programs held at financial institutions to secure payment of fees and similar costs and expenses of such financial institutions with respect to such accounts or programs;

(i) Liens in connection with transfers permitted under Section 9.09;

(j) any judgment Lien or Lien arising from decrees or attachments not constituting an Event of Default;

(k) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, nonexclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods, not securing an amount in the aggregate in excess of $500,000 at any given time;

(m) Liens on a Deposit Account of the Obligors and the cash and Permitted Cash Equivalent Investments therein, in each case, securing Indebtedness described in Section 9.01(l);

(n) Liens on cash collateral securing reimbursement obligations in respect of Indebtedness permitted under Section 9.01(s);

(o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(p) other Liens securing other obligations to the extent permitted hereby not to exceed $500,000 in an aggregate principal amount at any time outstanding; and

(q) Permitted Licenses;

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02 (excluding Sections 9.02(a), 9.02(b) and 9.02(q)) shall apply to any Material Intellectual Property.

Section 9.03. Fundamental Changes and Acquisitions. It will not, and will not permit any of its Subsidiaries to:

(a) enter into or consummate any transaction of merger, amalgamation, plan of arrangement or consolidation, including without limitation, a reverse‑triangular merger, or other similar transaction or series of related transactions;

(b) liquidate, wind up or dissolve itself (or suffer any liquidation, wind up or dissolution) (including in connection with any division or plan of division under Delaware law or any comparable event under a different jurisdiction’s laws); or

(c) make or consummate any Acquisition or sell or issue any Disqualified Equity Interests, except, in each case:

(i) Investments permitted under Section 9.05;

(ii) Permitted Acquisitions for (i) aggregate cash consideration not to exceed $2,000,000 and (ii) total consideration not to exceed $5,000,000, in each case, for the duration of this Agreement;

(iii) the merger, amalgamation or consolidation of any Obligor with or into any other Obligor, provided that if the Borrower is a party to such merger, amalgamation or consolidation, the Borrower shall be the surviving entity;

(iv) the sale, transfer or other disposition by any Obligor of any or all of its property to any other Obligor; and

(v) sales and other transfers permitted under Section 9.09.

Section 9.04. Lines of Business. It will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by such Obligor, or a business reasonably related, incidental or complementary thereto or reasonable extensions thereof.

Section 9.05. Investments. It will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05 and any modification, replacement, renewal or extension thereof to the extent not involving new or additional Investments;

(b) operating Deposit Accounts, Securities Accounts or Commodity Accounts with banks or other financial institutions;

(c) extensions of credit in the nature of accounts receivable, notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the Ordinary Course of Business;

(d) cash and Permitted Cash Equivalent Investments;

(e) (i) Investments consisting of 100% of the ownership of the Equity Interests of its Subsidiaries, (ii) intercompany Investments by Borrower or a Subsidiary in any Guarantor or (iii) Investments by Borrower or any Subsidiary acquired in connection with a Permitted Acquisition;

(f) Hedging Agreements (i) entered into in the ordinary course of any Obligor’s financial planning solely to hedge interest rate risks or foreign currency exchange risks (and not, in either case, for speculative purposes) and in an aggregate net exposure amount for all such Hedging Agreements not in excess of $500,000 or (ii) entered into to hedge interest rate risks in respect of the Obligations hereunder;

(g) Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons, and deposits in connection with workers’ compensation and similar deposits, in each case made in the Ordinary Course of Business;

(h) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(i) Investments permitted under Section 9.01(e) and Section 9.03;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business;

(k) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Borrower’s Board in an aggregate amount not to exceed $100,000 for subclauses (i) and (ii) in any fiscal year;

(l) so long as no Default or Event of Default shall have occurred and is continuing at the time of such Investment, or after giving effect thereto, Investments not to exceed $1,000,000 at any time outstanding in joint ventures and counterparties to collaboration and license agreements; and

(m) so long as no Default or Event of Default shall have occurred and is continuing at the time of such Investment, or after giving effect thereto, other Investments in an amount not to exceed $1,000,000 in any fiscal year.

Section 9.06. Restricted Payments. It will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than:

(a) dividends, stock splits or distributions with respect to any Equity Interests of the Borrower or any of its Subsidiaries payable solely in additional units or shares of its Qualified Equity Interests;

(b) any Restricted Payment by an Obligor or a Subsidiary of an Obligor to an Obligor;

(c) any purchase, redemption, retirement, or other Acquisition by the Borrower or any of its Subsidiaries of shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;

(d) Dividends paid by any Obligor to any other Obligor;

(e) cashless exercises of options and warrants;

(f) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans in an aggregate amount not to exceed $100,000 in any fiscal year;

(g) the making of cash payments in lieu of the issuance of fractional shares upon the conversion of convertible securities (or in connection with the exercise of warrants or similar securities) not to exceed $25,000 in any fiscal year; and

(h) the issuance of the Warrant Certificates and cash payments made to redeem, purchase, repurchase or retire the Warrant Obligations in accordance with the terms of the Warrant Certificates.

Section 9.07. Payments of Indebtedness and Milestone Payments. (a) It will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Material Indebtedness (other than the Milestone Payments) except (i) payments of the Obligations and (ii) so long as no Default has occurred and is continuing or would result therefrom, scheduled payments of Permitted Indebtedness and repayment of intercompany Indebtedness permitted in reliance upon Section 9.01(e) (subject in each case to any subordination agreement entered into in connection therewith).

(b) It will not, and will not permit any of its Subsidiaries to, make any Milestone Payments except (i) prior to December 31, 2023, so long as no Default has occurred and is continuing or would result therefrom, scheduled Milestone Payments and accrued interest payable with respect thereto and (ii) commencing January 1, 2024 and thereafter, so long as (A) no Default has occurred and is continuing or would result therefrom and (B) consented to by the Administrative Agent, scheduled Milestone Payments and accrued interest payable with respect thereto.

Section 9.08. Change in Fiscal Year. It will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, without prior written notice to the Administrative Agent, except to change the fiscal year of a Subsidiary acquired in connection with a Permitted Acquisition to conform its fiscal year to that of the Borrower.

Section 9.09. Sales of Assets. It will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use) as a licensor, transfer (including in connection with any division or plan of division under Delaware law or any comparable event under a different jurisdiction’s laws) or otherwise dispose of any of its Property (including accounts receivable and Equity Interests of Subsidiaries), or forgive, release or compromise any amount owed to an Obligor or any of its Subsidiaries, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a) transfers of cash or Permitted Cash Equivalent Investments in the Ordinary Course of Business in a manner not prohibited by the terms of this Agreement;

(b) sales or leases of inventory, products or services in the Ordinary Course of Business;

(c) the forgiveness, release or compromise of any amount owed to any Obligor in the Ordinary Course of Business;

(d) entering into, or becoming bound, by a Permitted License to the extent not otherwise prohibited by this Agreement;

(e) development and other collaborative arrangements where such arrangements provide for the license or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights of any Obligor or any of its Subsidiaries in the Ordinary Course of Business and consistent with general market practices; provided that such licenses must be true licenses that do not result in a legal transfer of title of the licensed Property or otherwise constitute sales transactions in substance;

(f) a sale, lease, exclusive license, transfer or other disposition (including by way of abandonment, cancellation or trade-in) of any Property that is obsolete, worn out, surplus or no longer used or useful in connection with the business of the Obligors or with respect to which a newer and improved version is available, and with respect to Intellectual Property, the conveyance, sale, lease, license, abandonment, lapse or other disposition in the Ordinary Course of Business that is, in the reasonable good faith judgment of such Obligor, immaterial to the business of such Obligor, no longer economically practicable or commercially desirable to maintain or used or useful in the business of such Obligor, or the expiration of such Intellectual Property is in accordance with its statutory term (provided that such term is not renewable);

(g) dispositions resulting from Casualty Events;

(h) any transaction permitted under Section 9.02, 9.03, 9.05, 9.06, 9.15 and 9.20;

(i) so long as no Default or Event of Default shall have occurred and is continuing at the time of such Asset Sale, or after giving effect thereto, Asset Sales of other property not to exceed $1,000,000 in the aggregate per fiscal year;

(j) transfers to customers of Equipment located at a customer’s site for research and collaboration;

(k) the sale or issuance of any Equity Interests of the Borrower permitted under this Agreement;

(l) transfers of assets or property by any Obligor to any other Obligor;

(m) transfers of non-exclusive licenses or sublicenses of Intellectual Property or software (including the rights to royalty payments and the provision of software under an open source license) in the Ordinary Course of Business;

(n) abandonments, cancellations or lapses of Intellectual Property rights or issuances or registrations, or applications for issuances or registrations, of Intellectual Property rights in the Ordinary Course of Business, which, in the good faith determination of Borrower, are not material to the conduct of the business of Borrower or its Subsidiaries;

(o) the leasing or subleasing of real property in the Ordinary Course of Business;

(p) transfers and/or terminations of, or constituting, leases, subleases, licenses, sublicenses or cross-licenses (including the provision of software under any open source license and any related transfer of improvements made to leased real property resulting therefrom), the transfers or terminations of which (i) do not materially interfere with the business of the Borrower and its Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line, and in each case are made in the Ordinary Course of Business;

(q) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the Ordinary Course of Business;

(r) non-exclusive licenses for the use of the Borrower’s or any Subsidiary’s Intellectual Property entered into in the Ordinary Course of Business;

(s) exclusive licenses for the use of non-material and non-core Intellectual Property owned or co-owned by the Borrower or any Subsidiary, which in the good faith business judgment of the Borrower is expected to remain non-material and non-core to the Borrower in perpetuity, entered into in the Ordinary Course of Business; provided that (i) the Borrower must deliver ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to the Administrative Agent and deliver to the Administrative Agent copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (ii) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and

(t) transfers or sales of licenses or Intellectual Property and other related assets or rights to a third party, or solely to the extent formed in connection with such transaction, a wholly owned Subsidiary of the Borrower, so long as such Subsidiary is thereafter sold, merged with or acquired by such third party within thirty (30) days of formation; provided, (i) the aggregate amount of all such transfers, sales or licenses during the term of this Agreement shall not to exceed $2,500,000 (or such greater amount that may be consented to by the Administrative Agent) and (ii) any royalty payments or other such payments owing to the Borrower pursuant to such sale shall be Collateral in which the Administrative Agent for the benefit of the Lenders has been granted a security interest under the Security Documents.

Section 9.10. Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions between or among the Obligors;

(b) any transaction permitted under Section 9.01, 9.03, 9.05, 9.06 or 9.09;

(c) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of any Obligor in the Ordinary Course of Business;

(d) any other transaction is (i) on fair, reasonable and arm’s-length terms that are no less favorable (including with respect to the amount of cash or other consideration receivable or payable in connection therewith) to such Obligor or any such Subsidiary than it could obtain in a transaction with a

Person that is not an Affiliate of such Obligor or any such Subsidiary, as applicable, and (ii) of the kind which would be entered into by a prudent Person in the position of such Obligor or any such Subsidiary with another Person that is not an Affiliate of such Obligor or any such Subsidiary, as applicable;

(e) transactions upon fair and reasonable terms that are no less favorable to any Obligor than would be obtained in a comparable arm’s‑length transaction with a Person not an Affiliate; and

(f) the transactions set forth on Schedule 9.10.

Section 9.11. Restrictive Agreements. It will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (a) restrictions and conditions imposed by Law or by the Loan Documents, (b) Restrictive Agreements listed on Schedule 7.15, (c) any stockholder agreement, investor rights agreement, charter, bylaws or other Organizational Documents of an Obligor as in effect on the date hereof, (d) limitations associated with Permitted Liens or with any transaction permitted under Section 9.01, 9.03, 9.05, 9.06 or 9.09, (e) restrictions on cash (or Permitted Cash Equivalent Investments) or other deposits imposed by agreements entered into with customers in the Ordinary Course of Business (or other restrictions on cash or deposits constituting Permitted Liens), (f) customary provisions in leases and other agreements restricting the assignment thereof, (g) any restrictions and conditions imposed by any agreement relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary (and any extension, renewal, amendment, modification or replacement thereof, expect to the extent any such amendment, modification or replacement materially expands the scope of any such restriction or condition), (h) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (i) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 9.01(g) if such restrictions and conditions apply only to the assets securing such Indebtedness and (j) customary restrictions and conditions (and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition) contained in agreements relating to the sale of a Subsidiary or any assets of the Borrower or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sole and, in each case, such sale is permitted hereunder.

Section 9.12. Organizational Documents, Material Agreements.

(a) It will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Organizational Document that would be reasonably expected to adversely affect the Lenders in any material respect, without the prior written consent of the Administrative Agent.

(b) It will not, and will not permit any of its Subsidiaries to (i) enter into any material waiver, amendment or modification of any Material Agreement (including, but not limited to, any amendments to provisions relating to pricing and term) that would be reasonably expected to materially and adversely affect the Lenders in any material respect or (ii) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Intellectual Property that would be reasonably expected to have a Material Adverse Effect, without, in each case, the prior written consent of the Administrative Agent. For the avoidance of doubt, with respect to the Indi Purchase Agreement, (A) increasing interest rates payable by the Obligors, (B) increasing or adding fees or charges payable by the Obligors and (C) changing (to earlier dates) any dates upon which payments by the Obligors are due shall be deemed to adversely affect the Lenders in a material respect.

Section 9.13. [Reserved].

Section 9.14. Sales and Leasebacks. Except as permitted by Section 9.01(g), it will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any Property (whether real, personal, or mixed), whether now owned or hereafter acquired, which (a) any Obligor has sold or transferred or is to sell or transfer to any other Person and (b) any Obligor intends to use for substantially the same purposes as Property which has been or is to be sold or transferred.

Section 9.15. Hazardous Material. It will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Change.

Section 9.16. Accounting Changes. It will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment, except as required or permitted by GAAP, without the consent of the Lenders, such consent not to be unreasonably withheld or delayed.

Section 9.17. Compliance with ERISA. No Obligor or ERISA Affiliate shall cause or suffer to exist (a) any event that would result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, in the case of (a) and (b), that would, in the aggregate, have a Material Adverse Effect.

Section 9.18. Deposit Accounts. It will not, and will not permit any of its Subsidiaries to, establish or maintain any bank account that is not a Controlled Account (other than an Excluded Account) and will not, and will not permit any of its Subsidiaries to, deposit proceeds in a bank account that is not a Controlled Account.

Section 9.19. Outbound Licenses. It will not, and will not permit any of its Subsidiaries to, enter into or become bound by any outbound license or agreement unless such outbound license or agreement is a Permitted License.

Section 9.20. Inbound Licenses. It will not, and will not permit any of its Subsidiaries to, enter into or become bound by any inbound license or agreement (other than Permitted Licenses) unless (a) no Default has occurred and is continuing, (b) such Obligor has provided written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on such Obligor’s business or financial condition and (c) such Obligor has taken such commercially reasonable actions as the Administrative Agent may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Administrative Agent to be granted a valid and perfected security interest in such license or agreement and to allow the Administrative Agent to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement; provided that the aggregate amounts to be paid under all such inbound licenses pursuant to this Section 9.20 shall not exceed an amount equal to $2,000,000 per fiscal year.

Article 10

Events of Default

Section 10.01. Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal on the Term Loans when and as the same shall become due and payable at the due date thereof; or

(b) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 10.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c) any representation or warranty made in writing by or on behalf of an Obligor or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier; or

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.01(a)-(d), 8.02(a), 8.02(b), 8.03(a) (with respect to such Obligor’s existence), 8.10, 8.11, 8.15, 8.18 or Article 9; or

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01 (other than in clauses (a)-(d) and 8.02 (other than in clauses (a) and (b)), and in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of five (5) or more days; or

(f) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), (b), (d) or (e)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days, after actual knowledge by a Responsible Office or receipt of notice from the Administrative Agent; or

(g) any Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness; or

(h) (i) any material breach of, or “event of default” or similar event under, the Contract governing any Material Indebtedness shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after a period of five (5) Business Days after the expiration of any cure period thereunder, or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 10.01(h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Material Indebtedness; or

(i) any Obligor or any of its Subsidiaries:

(i) ceases to be Solvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its Indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors; or

(ii) shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(j), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or

(j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or any Subsidiary of an Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or any Subsidiary of an Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(k) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (excluding any amounts covered by insurance as to which the applicable carrier has not denied coverage) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment; or

(l) an ERISA Event shall have occurred that, in the reasonable opinion of the Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; or

(m) a Change of Control shall have occurred; or

(n) [reserved]; or

(o) a Material Adverse Change shall have occurred; or

(p) (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien in favor of the Administrative Agent on Collateral with an aggregate value in excess of $250,000, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent or any Lender(s), (ii) except for expiration in accordance with its terms and except due to the action or inaction of the Administrative Agent or any Lender(s), any material provision of the Security Documents or any Guarantee of any of the Obligations shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations, or the enforceability thereof, shall be repudiated or contested by any Obligor; or

(q) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing any Product that has a Material Adverse Effect; or

(r) (i) the FDA or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Product Authorization (other than the revocation of any emergency use authorization issued pursuant to Section 564 of the FD&C Act), including in respect of CE marks or 510(k)s or (B) initiates enforcement action against, or issues a warning letter with respect to, any Obligor, or any of their Products or the manufacturing facilities therefor, that causes any Obligor thereof to discontinue marketing or withdraw any of its Products, or causes a delay in the manufacture of any of its Products, which discontinuance, withdrawal or delay would reasonably be expected to last for more than ninety (90) days, (ii) any material Permit (including all Product Authorizations or clinical laboratory Permits), or any of the Obligors’ material rights or interests thereunder, is terminated, adversely amended or otherwise determined to be ineffective in any manner materially adverse to any of the Obligors, in each case, for more than ninety (90) days, (iii) there is a recall of any Product in any territory in the case of (i) or (ii) that would reasonably be expected to result in a loss of revenue equal to at least $3,000,000 over the twelve (12) month period following such event or (iv) any Obligor is required to pay a fine, penalty, settlement amount or other payment to any Governmental Authority which individually or in the aggregate is in excess of $1,500,000 (except to the extent covered by insurance as to which the insurer does not dispute coverage) for any violation or alleged violation of any Healthcare Law.

Section 10.02. Remedies.

(a) Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 10.01(i) or (j)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Term Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b) Upon the occurrence of any Event of Default described in Section 10.01(i) or (j), the Commitments shall automatically terminate and the principal amount of the Term Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Term Loan, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(c) If any Lender collects any money or property pursuant to this Article 10, they shall pay out the money or property in the order set forth in Section 4.01(b).

Section 10.03. Prepayment Premium and Redemption Price. For the avoidance of doubt, if any Prepayment Premium (as a component of the Redemption Price) shall be due and payable at any time the Term Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 10.02(a), or automatically, in accordance with Section 10.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing). In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, any Prepayment Premium shall be due and payable upon such date. Each Obligor hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors and the Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise. Each

Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

Article 11

Guarantee

Section 11.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to the Administrative Agent and each Lender, and its successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Term Loans, all fees and other amounts and Obligations from time to time owing to the Administrative Agent and any Lender by the Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional. The Obligations of the Guarantors under Section 11.01 are irrevocable, continuing, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, it being the intent of this Section 11.02 that the Obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, other than the defense of the payment in full of the Obligations, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect (including, without limitation, any modification, supplement, or amendment that results in any increase in the Guaranteed Obligations, any change in the interest or fees payable, any renewal, extension, amendment, rescission, waiver, release, discharge, indulgence, compromise, arrangement, or any other variation in connection with the Guaranteed Obligations, any Loan Document, or any other agreement), or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other Guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, any Lender as security for any of the Guaranteed Obligations shall fail to be perfected or otherwise be taken, exchanged, substituted, varied, released, impaired, or subordinated;

(e) any Guarantee of the Guaranteed Obligations shall be taken, released, impaired, amended, waived or otherwise modified;

(f) any of the Guaranteed Obligations, any Loan Document, or any related agreement, security, or instrument shall be illegal, invalid or unenforceable for any reason whatsoever;

(g) any Collateral or other assets shall be sold or disposed, and/or the proceeds of such sale or disposition applied, to satisfy all or part of the Guaranteed Obligations;

(h) any of the security or Collateral held for the Guaranteed Obligations shall lose or diminish in value, whether such loss or diminution arises from any act or omission of the Administrative Agent or any Lender;

(i) there shall be any Default, failure, or delay, willful or otherwise, in the payment and/or performance of the Guaranteed Obligations;

(j) there shall be any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor or its assets or any resulting restructuring, compromise, release or discharge of any Guaranteed Obligations;

(k) there shall be any failure of any of the Administrative Agent or any Lender to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor, or any other information now or hereafter known to the Administrative Agent or such Lender;

(l) any person shall fail to execute or deliver this Agreement (including the Guarantee in this Article 11) or any other Guarantee or agreement or the release or reduction of liability of any Obligor or surety with respect to the Guaranteed Obligations;

(m) any of the Administrative Agent or any Lender shall fail to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(n) any Obligor shall assert any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, such against any of the Administrative Agent or any Lender; or

(o) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations shall exist or occur, or any of the Administrative Agent or any Lender shall rely on any representation, in each case, that might vary the risk of any Obligor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Obligor or surety.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other Guarantee of, or security for, any of the Guaranteed Obligations.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any Claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

Section 11.04. Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations (other than the Warrant Obligations and contingent and unmatured indemnity and expense reimbursement obligations) and the expiration and termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document, they shall not exercise any right or remedy arising by reason of any performance by them of their Guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Article 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 10) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that each Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 11.07. Continuing Guarantee. The Guarantee in this Article 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising. Without limiting the generality of the foregoing, the Guarantors hereby unconditionally and irrevocably waive any right to revoke this Guarantee in this Article 11 and acknowledge that the Guarantee in this Article 11 is continuing in nature, shall guarantee any ultimate balance owing to any of the Administrative Agent or any Lender, and applies to all presently existing and future Guaranteed Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations. The Guarantee in this Article 11 shall continue to apply to all Guaranteed Obligations owing to the Administrative Agent and the Lenders by any entity resulting from any Obligor merging, amalgamating, or otherwise entering into any other business combination transaction with one or more other entities.

Section 11.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 11.08, (a) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (b) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) “Pro Rata Share” means, as of the date of determination, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Closing Date, as of such date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 11.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate Law, or any state, federal, provincial, territorial or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise, taking into account the provisions of Section 11.08, be held or determined to be void, invalid or unenforceable, or subordinated to the Claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the Claims of other creditors as determined in such action or proceeding.

Article 12

Administrative Agent

Section 12.01. Appointment. Each of the Lenders hereby irrevocably appoints Perceptive to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 12 (other than as set forth in Section 12.06) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Obligor will have rights as a third‑party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 12.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity to the extent such Person is a Lender. The Lenders acknowledge and agree that such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower, the other Obligors or any other Subsidiaries or Affiliates of the Obligors as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 12.03. Exculpatory Provisions.

(a) The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including any action that may be in violation of the automatic stay under any Insolvency Proceeding; and

(iii) will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Obligors or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent believes in good faith will be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non‑appealable judgment. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 12.04. Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Term Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of the Term Loans. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article 12 will apply to any such sub‑agent and to the Affiliates of the Administrative Agent and any such sub‑agent, and will apply to their respective activities in connection with the syndication of the facility as well as activities as Administrative Agent. The Administrative Agent will not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and non‑appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

Section 12.06. Resignation of Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower, which notice shall set forth the effective date of such resignation (the “Resignation Effective Date”), such date not to be earlier than the thirtieth (30th) day following the date of such notice. The Majority Lenders and the Borrower shall mutually agree upon a successor to the Administrative Agent. If the Majority Lenders and the Borrower are unable to so mutually agree and no successor shall have been appointed within twenty‑five (25) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but will not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent it shall designate (in its reasonable discretion after consultation with the Borrower and the Majority Lenders). Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent will continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent will instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent

(other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 12 and Sections 13.03 and 13.06 will continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 12.07. Non‑Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 12.08. Administrative Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of the Term Loans will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a Claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid hereunder or under any other Loan Document and to file such other documents as may be necessary or advisable in order to have the Claims of the Lenders and the Administrative Agent (including any Claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement or any other Loan Document) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such Claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make any payments of the type described above in this Section 12.08 to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement or any other Loan Document.

Section 12.09. Collateral and Guaranty Matters; Appointment of Collateral Agent.

(a) Without limiting the provisions of Section 12.08, the Lenders irrevocably agree as follows:

(i) the Administrative Agent is authorized, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan

Document (A) on the date when all Obligations have been satisfied in full in cash (other than Warrant Obligations and contingent obligations as to which no Claims have been asserted), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) subject to Sections 13.01 and 13.04, if approved, authorized or ratified in writing by the Majority Lenders; and

(ii) the Administrative Agent is authorized, at its option and discretion, to release any Guarantor from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under its guaranty pursuant to this Section 12.09.

(b) The Administrative Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor will the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c) Each Lender hereby appoints the Administrative Agent as its collateral agent under each of the Security Documents and agrees that, in so acting, the Administrative Agent will have all of the rights, protections, exculpations, indemnities and other benefits provided to the Administrative Agent under this Agreement, and hereby authorizes and directs the Administrative Agent, on behalf of such Lender and all Lenders, without the necessity of any notice to or further consent from any of the Lenders, from time to time to (i) take any action with respect to any Collateral or any Security Document which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to any such Security Document or protect and preserve the Administrative Agent’s ability to enforce the Liens or realize upon the Collateral, (ii) act as collateral agent for each Lender for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iii) enter into intercreditor or subordination agreements, as the case may be, in connection with Indebtedness permitted pursuant to Sections 9.01(e), (iv) enter into non‑disturbance or similar agreements in connection with licensing agreements and arrangements permitted by this Agreement and the other Loan Documents and (v) otherwise to take or refrain from taking any and all action that the Administrative Agent shall deem necessary or advisable in fulfilling its role as collateral agent under any of the Security Documents.

Article 13

Miscellaneous

Section 13.01. No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.

Section 13.02. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, the Loan Documents) shall be given or made in writing (including by telecopy or electronic mail) delivered, if to the Borrower, another Obligor, the Administrative Agent or the Lenders, to its address specified on Schedule 2 hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.

Section 13.03. Expenses and Indemnification.

(a) Expenses. The Borrower agrees to pay or reimburse (i) the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Chapman and Cutler LLP, counsel to the Administrative Agent) in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loans (exclusive of post‑funding costs); provided that, so long as the Borrowing of the Tranche A Loan is made, such fees shall be credited against the Expense Deposit paid by the Borrower, (B) post‑funding costs and (C) the negotiation or preparation of any amendment, modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Administrative Agent and the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented out of pocket fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence and continuance of an Event of Default.

(b) Indemnification. Each Obligor hereby indemnifies the Administrative Agent, the Lenders, their respective Affiliates, and their respective directors, officers, employees, attorneys, agents and advisors (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable and documented out of pocket fees and disbursements of counsel), joint or several, that is incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the Transactions or any use made or proposed to be made with the proceeds of the Term Loans, whether or not such investigation, litigation or proceeding is brought by an Obligor, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article 6 are satisfied or the other Transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss (x) is found in a final, non‑appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s gross negligence, willful misconduct, (y) results from a Claim brought by an Obligor against an Indemnified Party for breach of such Indemnified Party’s obligations hereunder or under any other Loan Document, if such Obligor has obtained a final and non-appealable judgment in its favor on such Claim as determined by a court of competent jurisdiction or (z) results from a Claim not involving an act or omission of an Obligor and that is brought by an Indemnified Party against another Indemnified Party (other than against the Administrative Agent in its capacity as such). No Obligor shall assert any Claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Term Loans. This Section 13.03(b) shall not apply to Taxes other than Taxes relating to a non‑Tax Claim or Loss governed by this Section 13.03(b).

Section 13.04. Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other Loan Document (except for the Warrant Certificates, which may be amended, modified, waived or supplemented in accordance with the terms thereof) may be amended, modified, waived or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:

(a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following at any time:

(i) change the number of Lenders or the percentage of (A) the Commitments or (B) the aggregate unpaid principal amount of the Term Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder (including pursuant to any change to the definition of “Majority Lenders”);

(ii) release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Lenders under the Guarantees) if such release or limitation is in respect of all or substantially all of the value represented by the Guarantees to the Lenders;

(iii) release, or subordinate the Lenders’ Liens in, all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with any sale of Collateral permitted herein);

(iv) amend any provision of this Section 13.04; or

(v) amend the terms of the Fee Letter.

(b) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and each Lender specified below for such amendment, waiver or consent:

(i) increase the Commitments of a Lender without the consent of such Lender;

(ii) reduce the principal of, or stated rate of interest on, or any Prepayment Premium payable on, the Term Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender;

(iii) postpone any date scheduled for any payment of principal of, or interest on, the Term Loans, any date scheduled for payment or for any date fixed for any payment of fees hereunder (excluding the due date of any mandatory prepayment of a Term Loan), in each case payable to a Lender without the consent of such Lender;

(iv) change the order of application of prepayment of the Term Loans from the application thereof set forth in the applicable provisions of Section 4.01(b) in any manner that adversely affects the Lenders without the consent of holders of a majority of the Commitments or Term Loans outstanding or otherwise change any provision requiring the pro rata distributions hereunder among the Lenders without all Lenders’ consent; or

(v) modify Section 2.02 without the consent of each Lender directly and adversely affected thereby.

Section 13.05. Successors and Assigns.

(a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.05. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (e) of this Section 13.05) and, to the extent expressly contemplated hereby, the Indemnified Parties of the Lenders) any legal or equitable right, remedy or Claim under or by reason of this Agreement.

(b) Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made by any Lender (or any direct or indirect assignee thereof) from time to time under this Section 13.05.

(c) Assignments by Lenders.

(i) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000, unless the Administrative Agent otherwise consents;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents; and

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (with a copy to the Borrower, provided that the failure to give such copy to the Borrower shall not affect the validity of such Assignment Agreement) an Assignment Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 13.05, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this Section 13.05 shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 13.05.

(d) Register. The Administrative Agent, acting for this purpose as a non‑fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless (i) it has been recorded in the Register as provided in this paragraph and (ii) any written consent to such assignment required by paragraph (a) of this Section 13.05 has been obtained.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Term Loans owing to it); provided that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith.

(f) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Term Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the Borrower and the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(a), provided that such Participant (A) agrees to be subject to the provisions of Section 5.03(h) as if it were an assignee under Section 13.05(a); and (B) shall not be entitled to receive any greater payment under Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) Certain Pledges. Subject to Section 13.05(d), the Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank or another central bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

Section 13.06. Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.09, 13.10, 13.11, 13.12, 13.13, 13.14 and Article 11 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender’s assignment of any interest in the Commitments or the Term Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such Lenders may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Term Loans, herein or pursuant hereto shall survive the making of such representation and warranty.

Section 13.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 13.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic transmission (in PDF format) or DocuSign shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.09. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 13.10. Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof SHALL be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court for the Southern District of New York and irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable Law.

(c) Waiver of Venue. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

Section 13.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.12. WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY OBLIGOR MAY BE OR BECOME ENTITLED TO CLAIM FOR ITSELF OR ITS PROPERTY OR REVENUES ANY IMMUNITY ON THE GROUND OF SOVEREIGNTY OR THE LIKE FROM SUIT, COURT JURISDICTION, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT OR EXECUTION OF A JUDGMENT, AND TO THE EXTENT THAT IN ANY SUCH JURISDICTION THERE MAY BE ATTRIBUTED SUCH AN IMMUNITY (WHETHER OR NOT CLAIMED), SUCH OBLIGOR HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 13.13. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Each Obligor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents or in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents.

Section 13.14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

Section 13.15. No Fiduciary Relationship. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders or equity holders and/or their Affiliates (collectively, solely for purposes of this paragraph, the “Obligors”). The Obligors acknowledge that the Lenders have no fiduciary relationship with, or fiduciary duty to, any Obligor arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender and each Obligor are solely that of creditors and debtors. This Agreement and the other Loan Documents do not create a joint venture among the parties.

Section 13.16. USA Patriot Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the Patriot Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow the Administrative Agent and such Lender to identify each Obligor in accordance with the Patriot Act and Beneficial Ownership Regulation, including a beneficial ownership certification in form and substance acceptable to the Administrative Agent.

Section 13.17. Treatment of Certain Information; Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed to (a) its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as FINRA or the National Association of Insurance Commissioners) or any exchange, (c) to the extent required by the applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those in this Section 13.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or any Guarantor and its obligation, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.17 or (ii) becomes available to the Lender, or any of its respective Representatives on a nonconfidential basis from a source other than Borrower or any other Obligor. For purposes of this Section 13.17, “Information” means all information received from an Obligor relating to such Obligor or its Subsidiary or any of their respective businesses, except that the term “Information” shall not include, and the Lenders shall not be subject to any confidentiality obligation with respect to any information that (A) is or becomes available to the Lender or any of its Representatives on a nonconfidential basis prior to disclosure by an Obligor, (B) becomes available to a Lender or any of its Representatives after disclosure by an Obligor or its Subsidiary from a source that, to the knowledge of such Lender, is not subject to a confidentiality obligation to such Obligor, (C) is or becomes publicly available other than as a result of a breach by such Lender, or (D) is developed by a Lender or any of its Representatives. Any Person required to maintain the confidentiality of Information as provided in this Section 13.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

In the case of any Lender that has elected to receive material non‑public information pursuant to Section 8.02, such Lender acknowledges that (a) the Information may include material non‑public information concerning an Obligor or its Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non‑public information and (c) it will handle such material non‑public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 13.18. Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender agrees, and the Administrative Agent is hereby irrevocably authorized by each Lender and given a limited power of attorney by each Lender to perform the actions described hereafter in this Section 13.18 (without requirement of notice to or consent of any Lender except as expressly required by Section 13.04) to take any action reasonably requested by the Borrower having the effect of releasing any Collateral or Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to by the Lenders or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Term Loans and the other Obligations (other than the Warrant Obligations and contingent and unmatured indemnity and expense reimbursement obligations) under the Loan Documents shall have been paid in full in cash and the Commitments have been terminated, the

Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

Section 13.19. Acknowledgement and Consent to Bail‑In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write‑Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write‑Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail‑In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write‑Down and Conversion Powers of the applicable Resolution Authority.

[Remainder of the Page Intentionally Left Blank; Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

Biodesix, Inc.

By:

Name:

Title:

Perceptive Credit Holdings IV, LP

as Administrative Agent and a Lender

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name: Sandeep Dixit
Title: Chief Credit Officer

By:
Name: Sam Chawla
Title: Portfolio Manager